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Exhibit 99.3

AGREEMENT OF PURCHASE AND SALE

Between

TRC WESTFIELDS I L.L.C., TRC WESTFIELDS II L.L.C. and TRC WESTFIELDS III L.L.C.

(each, a Virginia limited liability company)
(as Sellers)

-and-

COPT ACQUISITIONS, INC.
(a Delaware corporation)
(as Purchaser)

July 24, 2002

Property:

The Greens I at Westfields
consisting of a fee interest in a parcel of land and the improvements thereon, including an approximately 145,053 rentable square foot building, on approximately 8.706 acres of land, more or less, located in
Chantilly, Fairfax County, Virginia

The Greens II at Westfields
consisting of a leasehold interest in a parcel of land and the improvements thereon, including an approximately 145,192 rentable square foot building, on approximately 9.8852 acres of land, more or less, located in
Chantilly, Fairfax County, Virginia

The Greens III at Westfields
consisting of a leasehold interest in a parcel of land consisting approximately 6.3468 acres, more or less, located in
Chantilly, Fairfax County, Virginia

TABLE OF CONTENTS

1.	Definitions	3
2.	Purchase and Sale	8
3.	Purchase Price, Payment Terms and Allocation	8
4.	Escrow of Deposit	10
5.	Representations and Warranties of Sellers	12
6.	Representations and Warranties of Purchaser	16
7.	Conditions Precedent to Seller's Obligations	16
8.	Conditions Precedent to Purchaser's Obligations	17
9.	Satisfaction or Failure of Conditions	20
10.	Closing; Deliveries at Closing	22
11.	Apportionments, Expenses	26
12.	Damage or Destruction; Condemnation	30
13.	Title; Failure of Title; Examination of Title	31
14.	Notices	32
15.	Condition of the Property, No Other Conditions	33
16.	Undertakings by Seller and Purchaser	35
17.	Assignability	37
18.	Brokers	37
19.	Defaults Prior to Closing	38
20.	Section 1031 Exchange of Property	38
21.	Miscellaneous	39
22.	Confidentiality	41
23.	Press Releases	41

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A-1	Greens I Land
Exhibit A-2	Greens II Land
Exhibit A-3	Greens III Land
Exhibit B-1	Greens I List of Personalty
Exhibit B-2	Greens II List of Personalty
Exhibit B-3	Greens III List of Personalty
Exhibit C-1	Greens I Current Rent Roll
Exhibit C-2	Greens II Current Rent Roll
Exhibit C-3	Greens III Current Rent Roll
Exhibit C-4	Greens I List of Defaults under Leases
Exhibit C-5	Greens II List of Defaults under Leases
Exhibit C-6	Greens III List of Defaults under Leases
Exhibit D-1	Greens I List of Contracts
Exhibit D-2	Greens II List of Contracts
Exhibit D-3	Greens III List of Contracts
Exhibit E	Permitted Exceptions
Exhibit F	List of Existing Loan Documents
Exhibit G-1	Greens I List of Unpaid Leasing Commission
Exhibit G-2	Greens II List of Unpaid Leasing Commission
Exhibit G-3	Greens III List of Unpaid Leasing Commission
Exhibit H	Form of Sellers' Certificate Regarding Representations and Warranties
Exhibit I	Form of Purchaser's Certificate Regarding Representations and Warranties
Exhibit J	Form of Sellers' Estoppel
Exhibit K	Form of Special Warranty Deed
Exhibit L	Form of Ground Lease Assignment
Exhibit M-1	Form of Assignment and Assumption of Assigned Contracts
Exhibit M-2	Form of Bill of Sale
Exhibit N	Form of Assignment of Leases
Exhibit O	Form of Notice to Tenants
Exhibit P	Form of Notice to Contracts and Vendors under the Assigned Contracts
Exhibit Q	Form of Tenant Estoppel
Exhibit R	Form of Association Estoppel
Exhibit S	Form of Ground Lessor Estoppel
Exhibit T	Form of Ground Lease Assignment
SCHEDULES:
Schedule 5.11	Zoning or Land Use Proffers Deposits or Escrowed Amounts
Schedule 5.19	List of Tenant Inducement Costs

2

AGREEMENT OF PURCHASE AND SALE

        THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made as of the    day of July, 2002, by and between TRC WESTFIELDS I L.L.C. ("TRC I"), TRC WESTFIELDS II L.L.C. ("TRC II") and TRC WESTFIELDS III L.L.C. ("TRC III"; TRC I, TRC II and TRC III are sometimes referred to herein individually as a "Seller" and collectively as the "Sellers"), each, a Virginia limited liability company having offices at c/o The Rubenstein Company, L.P., 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103-7041, and COPT ACQUISITIONS, INC. ("Purchaser"), a Delaware corporation having offices at 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

BACKGROUND

        A. TRC I is the owner of certain land, together with certain improvements and other real, personal and mixed property (collectively, the "Greens I Property"), all consisting of the following:

          (1)  All that certain tract, lot or parcel of ground, together with all easements, rights and privileges appurtenant thereto, located in Chantilly, Fairfax County, Virginia, being more particularly described on Exhibit A-1 attached hereto, and containing in area approximately 8.706 acres of land, more or less (the "Greens I Land").

          (2)  All buildings, structures and other improvements situated on the Greens I Land (collectively, the "Greens I Improvements") consisting of a building containing approximately 145,053 rentable square feet of space, together with appurtenant amenities and other structures and improvements (the Greens I Land and the Greens I Improvements are referred to herein together as the "Greens I Real Estate").

          (3)  All machinery, fixtures, systems, equipment and other personal property owned by TRC I and attached or pertaining to, or otherwise located in or on or used in connection with, any part or all of the Greens I Real Estate, including, as of the Closing Date, all supplies, brochures, tenant lists, correspondence and files, vendor and supplier lists, marketing and advertising information and other materials and property in the possession of and owned by TRC I, including leases for space within the Greens I Improvements as of Closing, together with all security deposits made thereunder (but excluding, except for security deposits made under the Leases relating to the Greens I Property, all cash and accounts receivable of TRC I and all equipment, furniture, furnishings and other property owned by the property manager or leasing agent for the Greens I Property or by any present or prior Tenant at the Greens I Property or by any other person or persons other than the TRC I), all as more specifically described on Exhibit B-l attached hereto (the "Greens I Personalty").

          (4)  All intangible property used in connection with any of the foregoing described in this Section A, including, without limitation, (i) all trademarks, logos, trade names and telephone numbers; (ii) to the extent assignable and transferable, all contract rights, licenses and permits; and (iii) the nonexclusive right to use the name of (and logo for) "The Greens I at Westfields" (which right now is, however, exclusive as between TRC I and Purchaser) (the "Greens I Intangible Property"); but specifically excluding any rights or intangible property associated with The Rubenstein Company, L.P. or The Rubenstein Brokerage Group, Inc., or any logo therefor, or any "web" page or content prepared by or on behalf either of them.

        B. TRC II is the holder of a certain leasehold interest in land, and the owner of certain improvements and other real, personal and mixed property (collectively, the "Greens II Property"), all consisting of the following:

          (1)  A leasehold interest (the "Greens II Leasehold Interest") in that certain tract, lot or parcel of ground, together with all easements, rights and privileges appurtenant thereto, located in Chantilly, Fairfax County, Virginia, being more particularly described on Exhibit A-2 attached hereto, and containing in area approximately 9.8852 acres of land, more or less (the "Greens II Land"), pursuant to that certain Ground Lease Agreement (as amended, the "Greens II Ground

  Lease"), dated as of January 19, 1999, by and between TRC II, as tenant, and Commonwealth Atlantic—Westfields II Inc. ("Greens II Ground Lessor") as landlord, as amended by that certain First Amendment to Ground Lease Agreement, dated as of March 12, 1999, by and between TRC II and the Greens II Ground Lessor, and that certain Second Amendment to Ground Lease Agreement, dated September 17, 2001, by and between TRC II and the Greens II Ground Lessor.

          (2)  All buildings, structures and other improvements situated on the Greens II Land (collectively, the "Greens II Improvements") consisting of a building containing approximately 145,192 rentable square feet of space, together with appurtenant amenities and other structures and improvements (the Greens II Leasehold Interest and the Greens II Improvements are referred to herein together as the "Greens II Real Estate").

          (3)  All machinery, fixtures, systems, equipment and other personal property owned by TRC II and attached or pertaining to, or otherwise located in or on or used in connection with, any part or all of the Greens II Real Estate, including, as of the Closing Date, all supplies, brochures, tenant lists, correspondence and files, vendor and supplier lists, marketing and advertising information and other materials and property in the possession of and owned by TRC II, including leases for space within the Greens II Improvements as of Closing, together with all security deposits made thereunder (but excluding, except for security deposits made under the Leases relating to the Greens II Property, all cash and accounts receivable of TRC II and all equipment, furniture, furnishings and other property owned by the property manager or leasing agent for the Greens II Property or by any present or prior Tenant at the Greens II Property or by any other person or persons other than the TRC II), all as more specifically described on Exhibit B-2 attached hereto (the "Greens II Personalty").

          (4)  All intangible property used in connection with any of the foregoing described in this Section B, including, without limitation, (i) all trademarks, logos, trade names and telephone numbers; (ii) to the extent assignable and transferable, all contract rights, licenses and permits; and (iii) the nonexclusive right to use the name of (and logo for) "The Greens II at Westfields" (which right now is, however, exclusive as between TRC II and Purchaser) (the "Greens II Intangible Property"); but specifically excluding any rights or intangible property associated with The Rubenstein Company, L.P. or The Rubenstein Brokerage Group, Inc., or any logo therefor, or any "web" page or content prepared by or on behalf either of them.

        C. TRC III is the holder of a certain leasehold interest in land, and the owner of certain other real, personal and mixed property (collectively, the "Greens III Property"), all consisting of the following:

          (1)  A leasehold interest (the "Greens III Leasehold Interest") in that certain tract, lot or parcel of ground, together with all easements, rights and privileges appurtenant thereto, located in Chantilly, Fairfax County, Virginia, being more particularly described on Exhibit A-3 attached hereto, and containing in area approximately 6.3468 acres of land, more or less (the "Greens III Land"), pursuant to that certain Ground Lease Agreement (as amended, the "Greens III Ground Lease"), dated as of January 19, 1999, by and between TRC III, as tenant, and Commonwealth Atlantic—Westfields III Inc. ("Greens III Ground Lessor") as landlord, as amended by that certain First Amendment to Ground Lease Agreement, dated as of March 12, 1999, by and between TRC III and the Greens III Ground Lessor, and that certain Second Amendment to Ground Lease Agreement, dated September 17, 2001, by and between TRC III and the Greens III Ground Lessor.

          (2)  All improvements situated on the Greens Ill Land, if any (collectively, the "Greens III Improvements"; the Greens III Leasehold Interest and the Greens III Improvements, if any, are referred to herein together as the "Greens III Real Estate").

          (3)  All intangible property used in connection with any of the foregoing described in this Section C, including, without limitation, (i) all trademarks, logos, trade names and telephone numbers; (ii) to the extent assignable and transferable, all contract rights, licenses and permits; and (iii) the nonexclusive right to use the name of (and logo for) "The Greens III at Westfields" (which right now is, however, exclusive as between TRC III and Purchaser) (the "Greens III Intangible Property"); but specifically excluding any rights or intangible property associated with The Rubenstein Company, L.P. or The Rubenstein Brokerage Group, Inc., or any logo therefor, or any "web" page or content prepared by or on behalf either of them.

        D. The Greens I Property, the Greens II Property and the Greens III Property are sometimes individually referred to herein as "a Property," "a component of the Property," "each Property," or "any Property" and are sometimes collectively referred to herein as "the Property"; the Greens I Land, Greens II Land and the Greens III Land are sometimes collectively referred to herein as the "Land"; the Greens I Improvements, the Greens II Improvements and the Greens III Improvements are sometimes collectively referred to herein as the "Improvements"; the Greens I Real Estate, the Greens II Real Estate and the Greens III Real Estate are sometimes collectively referred to herein as the "Real Estate"; the Greens I Personalty and the Greens II Personalty are sometimes collectively referred to herein as the "Personalty"; the Greens I Intangible Property, the Greens II Intangible Property and the Greens III Intangible Property are sometimes collectively referred to herein as the "Intangible Property"; the Greens II Leasehold Interest and the Greens III Leasehold Interest are sometimes collectively referred to herein as the "Leasehold Interests" and individually as a "Leasehold Interest"; the Greens II Ground Lease and the Greens III Ground Lease are sometimes collectively referred to herein as the "Ground Leases" and individually as a "Ground Lease"; the Greens II Ground Lessor and the Greens III Ground Lessor are sometimes collectively referred to herein as the "Ground Lessors" and individually as a "Ground Lessor".

        E. Sellers are prepared to sell and convey all of Sellers' respective right, title and interest in and to the Property to Purchaser, and Purchaser is prepared to purchase and accept all of Sellers' right, title and interest in and to the Property from Sellers, all on and subject to the terms and conditions hereinafter set forth.

AGREEMENTS

        In consideration of the foregoing and of the covenants and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree:

        1.    Definitions.

        1.1.    Defined Terms.    The following terms when used in this Agreement will have the respective meanings set forth below. Certain other terms when used in this Agreement will have the meanings set forth in the context hereof.

        "Affiliate" shall mean, with respect to any specified Person, any other Person that (1) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person; (2) is a partner, director, officer or trustee of the specified Person or of any Person covered by clause (1) above; or (3) is a partner of a partnership or joint venture which owns, or is a beneficiary or trustee of a trust which owns, or other owner of any stock or other evidences of beneficial ownership in, the specified Person or any Person who directly or indirectly through one or more intermediaries controls or is controlled by the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, beneficial interests or partnership interests, by contract or otherwise.

        "Agreement" shall mean this Agreement of Purchase and Sale and all amendments and supplements hereto, together with the Exhibits attached hereto, as the same may be amended, restated, supplemented or otherwise modified.

        "Assigned Contracts" shall have the meaning set forth in 10.4.3.

        "Association" shall mean Westfields Business Owners Association, a Virginia non-stock corporation.

        "Authority" shall mean any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental or quasi-governmental unit (federal, state, county, township, district, municipal, city, departmental or otherwise) and any non-governmental board or authority with jurisdiction over the Property or any part thereof, whether now or hereafter in existence.

        "Bill of Sale""shall have the meaning set forth in Section 10.4.3.

        "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which national banks operating in the Washington, D.C., metropolitan area or Philadelphia, Pennsylvania are authorized or required to be closed for the conduct of regular banking business.

        "Cash Component" shall have the meaning set forth in Section 3.1.2.

        "Cash Component Balance" shall have the meaning set forth in Section 3.2.2.

        "Claim" shall mean any claim, liability, proof of claim, demand, complaint, summons, legal, equitable or administrative action, suit, proceeding, chose in action, damage, judgment, penalty or fine.

        "Closing" shall mean the delivery of the Closing Documents, the payment of the Purchase Price and the consummation of the sale and purchase of the Property pursuant to this Agreement.

        "Closing Date" shall mean the date on which Closing actually occurs.

        "Closing Documents" shall mean all documents and instruments identified in Section 10 hereof and all other documents and instruments which, under the terms of this Agreement, are to be executed and delivered by the respective Sellers or Purchaser or both at Closing.

        "Commitment" shall have the meaning set forth in section 13.3.

        "Condition of the Property" shall have the meaning set forth in Section 15.

        "Confidential Information" shall have the meaning set forth in Section 22.

        "Contract" shall mean and include (1) any development, construction, architectural or improvement agreement, any parking or utility allocation agreement, any use covenant or any restrictive or other covenant, or any other restriction, covenant or agreement; (2) any purchase, management, real estate, leasing or rental commission, supply, service, maintenance, employment or other contract or agreement; or (3) any warranties, guarantees and bonds, common area agreements and other contract, agreement, covenant, arrangement or understanding related to the Land, Improvements, Personalty, or Intangible Property, which is currently in effect. The definition of "Contract" as aforesaid is intended to exclude the Leases, the Existing Loan Documents, the Loan Documents and the Ground Leases.

        "Current Rent Roll" shall have the meaning set forth in Section 5.6.

        "Debt Assumption Fee" shall have the meaning set forth in Section 3.3.

        "Declaration" means that certain Declaration of Protective Covenants and Restrictions for Westfields, The International Corporate Center at Dulles, and all amendments thereto and modifications thereof.

        "Demanding Party" shall have the meaning set forth in Section 4.5.

        "Deposit" shall have the meaning set forth in Section 3.2.1.

        "Deposit Demand" shall have the meaning set forth in Section 4.5.

        "Due Diligence Condition" shall have the meaning set forth in Section 8.4.3.

        "Escrow Agent" shall mean Anchor Title Insurance Company            , having offices at 10715 Charter Drive, Suite 100, Columbia, Maryland, Attn: Charlotte Powel.

        "Existing Loan Documents" shall have the meaning set forth in Section 3.3.

        "Ground Lease Charges" shall have the meaning set forth in Section 9.2.1.

        "Initial Deposit" shall have the meaning set forth in Section 3.2.1.

        "Improvements" shall have the meaning set forth in the Background Section.

        "Inspections" shall have the meaning set forth in Section 8.4.2.

        "Insured Claims" shall have the meaning set forth in Section 5.8.

        "Intangible Property" shall have the meaning set forth in the Background Section.

        "Land" shall have the meaning set forth in the Background Section.

        "Landlord Claims" shall have the meaning set forth in Section 5.8.

        "Laws" shall mean all laws, statutes, ordinances, codes, rules, decrees, regulations and other requirements of the United States of America or any state, commonwealth, city, county, township, municipality or department or agency thereof, or of any other Authority.

        "Leases" shall have the meaning set forth in Section 5.6.

        "Lender" shall have the meaning set forth in Section 3.3.

        "Lender Approval" shall have the meaning set forth in Section 7.4.

        "Lien" shall mean any mortgage, pledge, security deed, deed to secure debt, deed of trust, hypothecation, assignment to secure debt, past-due taxes or past-due assessments, security interest, judgment, lien, adverse claim, levy or charge of any nature which affect title to the Property, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing, all other than Permitted Exceptions.

        "Loan Assignment Assumption, and Consent" shall have the meaning set forth in Section 3.3.

        "Loan Assumption" shall have the meaning set forth in Section 3.2.3.

        "Loan Documents" shall mean the Existing Loan Documents, as assigned and modified or amended and restated as provided in Section 3.3, evidencing and/or securing the Mortgage Loan.

        "Loan Review Period" shall have the meaning set forth in section 3.3.1.

        "Mandatory Cure Items" shall have the meaning set forth in Section 13.4.

        "Material Taking" shall mean any taking or condemnation (or notice thereof) for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or any exercise of a right of eminent domain of fifteen percent (15%) or more of the aggregate area of the Real Estate, or of any portion of a Property that results in a material diminution of the parking spaces for such Property or of the access to a Property.

        "Monetary Lien" shall mean any Lien of a monetary nature encumbering or otherwise affecting all or any portion of the Property, other than the Mortgage Loan or the Loan Documents.

        "Mortgage Component" shall have the meaning set forth in Sections 3.1.1.

        "Mortgage Loan" shall have the meaning set forth in Section 3.3.

        "Non-Demanding Party" shall have the meaning set forth in Section 4.5.

        "Notice of Title Objections" shall have the meaning set forth in Section 13.3.

        "Objection Notice" shall have the meaning set forth in Section 4.5.

        "Objection Period" shall have the meaning set forth in Section 4.5.

        "Outside Closing Date" shall mean August 31, 2002.

        "Permitted Exceptions" shall mean with respect to each of the Greens I Property, Greens II Property, and Greens III Property, the following title exceptions: (1) the lien of all ad valorem real estate taxes, lienable utility services and assessments not yet due and payable as of the Closing Date with respect to such Property; (2) federal, state, and local zoning and building laws, ordinances and regulations with respect to such Property; (3) the matters shown on Exhibit E attached to this Agreement (subject to the right of Purchaser to object to the same as provided in Section 13.3); (4) the Leases affecting such Property; (5) any further or additional items appearing on Schedule B, Section 2, of Purchaser's Commitment with respect to such Property which are not objected to by Purchaser in accordance with Section 13.3 of this Agreement; (6) Liens securing the Mortgage Loan with respect to the Greens I Property only; and (7) the Ground Leases with respect to the Greens II Property and the Greens III Property only.

        "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, proprietorship, trust, association, or other entity, enterprise, authority or business organization.

        "Personalty" shall have the meaning set forth in the Background Section.

        "Property" shall have the meaning set forth in the Background Section.

        "Pro Ration Date" shall mean the day immediately preceding the Closing Date.

        "Purchase Price" shall have the meaning set forth in Section 3.

        "Purchaser" shall have the meaning set forth in the Preamble.

        "Purchaser Property Materials" shall mean all surveys, environmental reports, geotechnical studies, engineering and other plans, engineering reports, traffic studies, fiscal impact studies, zoning and land use studies, wetlands reports, and sewer and soil studies, and all other plans, studies, reports, test results, examinations, and other materials related to the physical condition of the Property, all as in the possession or control of Purchaser or as prepared or commissioned by, for or at the direction of Purchaser; provided, that Purchaser Property Materials shall not include the Seller Property Materials, or Purchaser's internal memoranda, work product, financial analysis performed by or on behalf of Purchaser, budgets, accounting and tax records, appraisals, computer hardware, software and data, and other or similar proprietary, electronic or confidential materials.

        "Purchaser's Designee" shall have the meaning set forth in Section 9.2.

        "Purchaser's Greens I Entity" shall have the meaning set forth in Section 3.3.

        "Real Estate" shall have the meaning set forth in the Background Section.

        "Scheduled Closing Date" shall have the meaning set forth in Section 10.1.

        "Second Deposit" shall have the meaning set forth in Section 3.2.1.

        "Security Deposit" shall mean, collectively, all security deposits or other deposits in the nature of security made by any Tenant under a Lease.

        "Seller or Sellers" shall have the meaning set forth in the Preamble.

        "Seller Estoppel" shall mean an estoppel certificate executed by the applicable Seller with respect to a particular Lease or Leases certifying as to the following: Each of the Leases is in full force and effect and has not been modified, renewed, extended, amended or terminated except as indicated on Exhibits C-1, C-2 and C-3. No rent or other amounts payable under the Leases have been paid more than one (1) month in advance. No Tenant under any of the Leases has any right or option to purchase or otherwise acquire the Property or any portion thereof or interest therein, including, without limitation, any rights of first refusal, except as indicated on Exhibits C-1, C-2 and C-3. All security deposits required under the Leases have been paid in full and are being held by Sellers. Except as disclosed on Exhibit C-4 (with respect to the Greens I Real Estate), Exhibit C-5 (with respect to the Greens II Real Estate), and Exhibit C-6 (with respect to the Greens III Real Estate) attached hereto, neither the lessor/landlord nor, to each Seller's knowledge, any of the Tenants under the Leases is in default under the Leases, and no event or condition has occurred which, with the giving of notice and/or lapse of time, would constitute a default on the part of lessor/landlord or, to each Seller's knowledge, any of the Tenant's under the Leases. No Tenant has asserted in writing any Lease audit rights or other defenses, claims or set-off rights against Sellers in connection with any Lease. No Seller has knowledge of any pending or threatened litigation by any Tenant against such Seller with regard to any Lease.

        "Seller Property Materials" shall mean, with respect to each respective component of the Property, the most recent surveys, environmental reports, geotechnical studies, engineering and other plans and specifications (including, without limitation, all most-recent as-builts, photographs, CAD drawings and mechanicals), engineering reports, traffic studies, fiscal impact studies, zoning and land use studies, wetlands reports, development plans, identification of utility meters and submeters, sewer and soil studies, and all other plans, studies, reports, test results, analyses, examinations, surveys, agreements, covenants, Leases, Contracts, the Greens II Ground Lease, the Greens III Ground Lease, the Existing Loan Documents, each Seller's most current title insurance policy with respect to each component of the Property (collectively, the "Sellers' Existing Title Policies"), easements, rights of way documentation, Liens on the Property, all real estate tax statements for the current and previous three (3) tax years (including special assessments, if any), and if received by Sellers, the valuation notices issued with respect to the Property for the coming tax year, zoning opinions and certification, and other materials related to the Property, all as in, the possession or control of a Seller or as prepared or commissioned by, for or at the direction of a Seller in the possession or control of a Seller; provided, nevertheless, that excluded from Seller Property Materials are any and all materials not directly related to the leasing, current maintenance and/or current management of the Property such as, without limitation, of Sellers' internal memoranda, financial projections, budgets, appraisals, accounting and tax records, computer hardware, software and data, and other or similar proprietary, electronic or confidential information.

        "Seller's Existing Title Policies" shall have the meaning set forth in Section 13.3.

        "Tenant" shall have the meaning set forth in Section 5.6.

        "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord/lessor thereunder to or for the benefit of the Tenant thereunder, and any rent abatement or other rent concessions granted to any Tenant under a Lease, which are in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, improvement costs for improvements to the Property generally, lease buyout costs, free rent and moving, design, refurbishment and other allowances and leasing commissions.

        "Termination Date" shall mean the date on which this Agreement shall terminate by reason of any of the provisions set forth herein.

        "Termination Notice" shall have the meaning set forth in Section 8.4.3.

        "Termination Notice Date" shall mean July 29, 2002.

        "Termination Right" shall have the meaning set forth in Section 8.4.3.

        "Title Objection Date" shall have the meaning set forth in Section 13.4.

        "Title Insurer" shall mean any title insurance company selected by Purchaser for the purpose of insuring Purchaser's, Purchaser's Greens I Entity or Purchaser's Designees, as applicable, title to the Property at Closing.

        "TRCLP" shall mean The Rubenstein Company, L.P., a Delaware limited partnership.

        "Updated Rent Roll" shall have the meaning set forth in Section 5.6.

        1.2.    General Definitional Provisions.    Unless the context of this Agreement otherwise requires: (1) words of any gender are deemed to include each other gender; (2) words using the singular or plural number also include the plural or singular number, respectively; (3) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words, refer to this entire Agreement; (4) the terms "Section" or "subsection" refer to the specified Section or subsection of this Agreement; (5) the term "party" means, on the one hand, Sellers (or a Seller, as the context may require) and, on the other hand, Purchaser, and each of their respective successors and permitted assigns; (6) as used herein, the "execution date" of this Agreement or "date" of this Agreement will in each case mean and be deemed to be the date set forth in the Preamble; (7) all references to "dollars" or "$" refer to currency of the United States of America; (8) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (9) the terms "include" or "including" will mean without limitation by reason of enumeration; and (10) the term "component" of the Property refers to the Greens I Property, the Greens II Property and/or the Greens III Property, as the context may require.

        2.    Purchase and Sale.    Each Seller agrees to sell and convey all of its respective right, title and interest in and to the Property to Purchaser, and Purchaser agrees to purchase and accept all of each respective Seller's right, title and interest in and to the Property from each respective Seller, for the Purchase Price and on and subject to the other terms and conditions stated herein.

        3.    Purchase Price; Payment Terms and Allocation.

        3.1.    Purchase Price.    The aggregate purchase price for the Property (the "Purchase Price") shall be Forty-seven Million, Thirty-one Thousand, Eight hundred Eighty-seven Dollars ($47,031,887), comprised of the following components:

          3.1.1.    Loan Assumption Component.    A loan assumption component (the "Mortgage Component"), as more completely described hereinafter, in the amount of $16,000,000, which will be the outstanding principal amount of the Mortgage Loan on and as of the Closing Date; and

          3.1.2.    Cash Component.    A cash component (the "Cash Component") equal to the difference between the Purchase Price and the Mortgage Component.

        3.2.    Payment Terms.    The Purchase Price shall be paid to Sellers by Purchaser in accordance with the following:

          3.2.1.    Deposit.    The deposit (the Initial Deposit and the Second Deposit together, the "Deposit") shall consist of two portions: (A) the initial deposit (together with all interest thereon, the "Initial Deposit") in the amount of Five Hundred Thousand Dollars ($500,000), which shall be deposited with Escrow Agent within two (2) Business Days after the execution of this Agreement by all parties, and (B) the second deposit (together with all interest thereon, the "Second Deposit"), in the amount of $2,000,000, which shall be deposited with Escrow Agent no later than 5:00 P.M. (Eastern time) on the Termination Notice Date, provided Purchaser has not terminated the Agreement pursuant to Section 8.4.3 (the date and time required for payment of such Second Deposit being strictly of the essence of this Agreement). The Deposit shall be posted in cash with Escrow Agent, and shall be held and disbursed in accordance with the provisions of this Agreement. If Closing occurs, the Deposit shall be credited at Closing to the Cash Component of the Purchase Price.

          3.2.2.    Balance of the Cash Component.    The balance of the Cash Component of the Purchase Price (the "Cash Component Balance"), subject to prorations and adjustments and to application of the Deposit as set forth herein, shall be payable by Purchaser at Closing by wire transfer of immediately available federal funds to Escrow Agent through a closing escrow established with Escrow Agent and to be disbursed by Escrow Agent to each respective Seller pursuant to separate instructions from the Sellers to Escrow Agent. Buyer's obligations to pay the Cash Component Balance shall not have been satisfied unless and until such funds have been in fact received by Sellers.

          3.2.3.    Mortgage Component.    Subject to the provisions of this Agreement, Purchaser (or Purchaser's Green's One Entity as defined in section 3.3) shall acquire and accept title to the Greens I Property at Closing under and subject to the terms, conditions, encumbrances and other provisions of the Loan Documents (the "Loan Assumption").

        3.3.    Concerning the Mortgage Loan.    Purchaser acknowledges that the loans currently affecting and encumbering the Greens I Property are two separate loans secured by a single deed of trust (collectively, the "Existing Loan") made by The Northwestern Mutual Life Insurance Company ("Lender") jointly to TRC I and TRC Pinnacle Towers, L.L.C. (an affiliate of TRC I) ["Pinnacle"], which loans also encumber certain property owned by Pinnacle (the "Pinnacle Towers Property"). The Pinnacle Towers Property is not a part of the transactions evidenced by this Agreement. The documents evidencing and/or securing the Existing Loan, as it relates to the Greens I Property (the "Existing Loan Documents"), are described on Exhibit F attached hereto, and Purchaser acknowledges that Sellers have delivered to Purchaser copies of the Existing Loan Documents. Seller agrees that in connection with its sale of all of TRC I's right, title and interest in and to the Greens I Property, it will cause the Existing Loan to be modified (and the Existing Loan Documents will be amended) [the "Existing Loan Modification"] to separate the Existing Loan into two separate loans secured by two separate deeds of trust, one of which applies to and is secured by the Pinnacle Towers Property and under which Pinnacle is the borrower, and the other of which applies to and is secured solely by the Greens I Property (the resultant loan affecting and encumbering solely the Greens I Property shall be referred to herein as the "Mortgage Loan"). Purchaser intends to create a single purpose Virginia limited liability company, the sole member of which shall be Corporate Office Properties Limited Partnership ("COPLP"), to take title to the Greens I Property and assume the Mortgage Loan ("Purchaser's Greens I Entity"). The Mortgage Loan shall have an initial outstanding principal balance of $16,000,000 as of the Closing Date, a fixed interest rate of not more than seven and ninety-five one hundredths percent (7.95%), an amortization period (for monthly payment purposes) of not less than twenty (20) years, and a maturity date not earlier than February 1, 2010 (the "Mortgage Loan Terms"). Purchaser agrees that the Existing Loan Documents shall be modified to conform to the Mortgage Loan Terms and to reflect other terms and conditions agreed upon by Lender and Purchaser. In connection with the Closing and Purchaser's Greens I Entity's assumption of the Mortgage Loan, (i) TRC I and Purchaser's Greens I Entity shall execute an assignment and assumption of the Mortgage Loan on a form reasonably acceptable to Lender and Purchaser, which shall contain Lender's consent to Purchaser's Greens I Entity's assumption of the Mortgage Loan and such customary estoppel statements by Lender as are reasonably acceptable to Purchaser (the "Loan Assignment, Assumption and Consent"); (ii) Purchaser's Greens I Entity shall execute the Loan Documents modified as set forth above; (iii) TRC I shall be released from all of its obligations under the Mortgage Loan, except for any liabilities and obligations of TRC I that expressly survive assignment, transfer or repayment of the Existing Loan (e.g., environmental indemnities); and (iv) Purchaser's Greens I Entity shall execute and deliver such other documents, instruments, certificates and/or legal opinions as may be reasonably required by the Lender in a form reasonably acceptable to Purchaser and Lender. As further set forth in Sections 11.6, the parties hereby agree that (A) Sellers shall pay (x) any and all fees and charges of Lender associated with the Existing Loan Modification and the Lender Approval, and (y) any and all loan transfer fees and debt assumption fees due to Lender in connection with the Loan Assumption (collectively, the "Debt Assumption Fee"); (B) Purchaser shall pay any and all fees charged by Lender in connection with the drafting and negotiating of the Loan Assignment, Assumption and Consent and the Loan Documents; and (C) each of Purchaser and Sellers shall pay their respective attorneys' fees incurred in connection with the transactions contemplated under this Section 3.3. The term "Purchaser" as used in this Agreement shall include the Purchaser's Greens I Entity and Purchaser's Designees.

          3.3.1.    Notwithstanding anything in this Agreement to the contrary, in addition to Purchaser's termination rights set forth in Section 8.4.3, after receipt by Purchaser of the final drafts of the Loan Assignment, Assumption and Consent and the Loan Documents, Purchaser shall have a three (3) Business Day period to review the terms, conditions and provisions thereof (the "Loan Review Period"). If Purchaser determines within the Loan Review Period that it is not satisfied with the terms, conditions and provisions of the Loan Assignment, Assumption and Consent and the Loan Documents, Purchaser shall have the right to terminate this Agreement by delivering written notice to Sellers within such three (3) Business Day period, in which event, the Deposit shall be returned to Purchaser, this Agreement shall terminate and no longer be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except under written obligations set forth in this Agreement that expressly survive termination of this Agreement (collectively, the "Surviving Obligations").

        3.4.    Allocation.    The parties agree that the aggregate Purchase Price shall be allocated among the Greens I Property, the Greens II Property and the Greens III Property as follows:

          (1) The Greens I Property—$26,535,000

          (2) The Greens II Property—$20,033,033

          (3) The Greens III Property—$463,854

        Each respective Seller may allocate its allocable portion of the aggregate Purchase Price among its various components of the Property as such Seller may elect in its sole discretion. Notwithstanding anything set forth herein to the contrary, in no event whatsoever shall Purchaser be obligated to confirm and/or administer the application of the Purchase Price among the Sellers, which allocation shall be the sole responsibility of the Sellers.

        4.    Escrow of Deposit.

        4.1.    Escrow Agent.    The Initial Deposit shall be deposited with Escrow Agent as provided in Section 3.2.1 and shall be held in escrow by Escrow Agent and disbursed and applied in accordance with the provisions hereof.

        4.2.    Application of Deposit.    The parties and Escrow Agent hereby agree that the Deposit shall be applied as follows:

          4.2.1.    If Closing is held, the Deposit shall be paid over to Sellers at Closing (by wire transfer of immediately available federal funds to the account of Sellers or such other person or persons as Sellers may designate in writing) and credited against the Purchase Price.

          4.2.2.    If Closing is not held by reason of Purchaser's default, the Deposit shall be paid over to Sellers as provided in Section 19.2 below.

          4.2.3.    If Closing is not held by reason of Sellers' default, the Deposit shall be paid over to Purchaser as provided in Section 19.1 below.

          4.2.4.    If Closing is not held by reason of a failure of condition and not by reason of a default by Sellers or Purchaser hereunder, the Deposit shall be paid over to Purchaser, this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations.

        4.3.    Manner of Holding.    The Deposit shall be held in an interest bearing money-market account with a federally insured national or state-chartered bank, savings bank, or savings and loan association acceptable to and first approved by Sellers and Purchaser. Purchaser shall provide a completed and executed W-2 form to Escrow Agent.

        4.4.    Limitation of Liability.    Escrow Agent and its officers and employees are acting as agents only, and will in no case be held liable either jointly or severally to any party for the performance of any term or covenant of this Agreement or for damages for the non-performance hereof unless the same results from the negligence, gross negligence, or willful misconduct of Escrow Agent. Escrow Agent shall not be required or obligated to determine any questions of fact or law. Escrow Agent's only responsibility hereunder shall be for the safekeeping of the Deposit and the full and faithful performance by Escrow Agent of the duties imposed by this Section 4.

        4.5.    Conflicting Demands.    Upon receipt of a written demand for the Deposit (a "Deposit Demand") by Sellers or Purchaser (the "Demanding Party"), Escrow Agent shall promptly send a copy of such Deposit Demand to the other party (the "Non-Demanding Party"). Escrow Agent shall hold the Deposit for five (5) Business Days from the date of delivery by Escrow Agent of the Deposit Demand to the Non-Demanding Party (the "Objection Period") or until Escrow Agent receives a confirming instruction from the Non-Demanding Party. In the event the Non-Demanding Party delivers to Escrow Agent written objection to the release of the Deposit to the Demanding Party (an "Objection Notice") within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Deposit), Escrow Agent shall promptly send a copy of the Objection Notice to the Demanding Party. In the event no Objection Notice is received by Escrow Agent within the Objection Period, Escrow Agent shall promptly release the Deposit to the Demanding Party in accordance with the Deposit Demand. In the event of any dispute between the parties regarding the release of the Deposit, Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (1) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of such mutual resolution in writing by both Sellers and Purchaser, or Escrow Agent is otherwise instructed by a final, non-appealable judgment of a court of competent jurisdiction, or (2) deposit the Deposit with a court of competent jurisdiction by an action of interpleader (whereupon Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit). In the event Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, Escrow Agent shall promptly notify both parties in writing and thereafter Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than (1) to perform its duties under Section 4.3 above, and (2) to keep safely the Deposit until Escrow Agent shall receive a joint written instruction from both parties clarifying Escrow Agent's uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrow Agent to act.

        5.    Representations and Warranties of Sellers.    Sellers jointly and severally represent and warrant to Purchaser as follows:

        5.1.    Organization, Power and Authority.    Each Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each Seller has all necessary power and authority to sell, transfer, convey and deliver its respective component of the Property to be sold and purchased hereunder and to execute, deliver and perform its obligations hereunder. The person executing this Agreement on behalf of each Seller has all necessary power and authority to execute and deliver this Agreement on behalf of the respective Seller and to bind the respective Seller to the provisions hereof.

        5.2.    No Breach.    Subject to securing the consent of Lender and each Ground Lessor to the respective purchase and sale transactions contemplated by this Agreement, the execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of a Seller or any instrument to which a Seller is a party or by which a Seller or its respective component of the Property is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

        5.3.    Title; Permitted Exceptions.    TRC I is the owner of the Greens I Property, subject only to Permitted Exceptions affecting the Greens I Property. TRC II is the owner of the Greens II Property, subject only to Permitted Exceptions affecting the Greens II Property. TRC III is the owner of the Greens III Property, subject only to Permitted Exceptions affecting the Greens III Property. At Closing, each respective Seller shall transfer and convey all of its respective right, title and interest in and to its respective component of the Property to Purchaser, subject only to the applicable Permitted Exceptions.

        5.4.    No Condemnation.    No Seller has received any written notice of, nor does it have actual knowledge of, any pending, threatened or contemplated action by any Authority having the power of eminent domain which might result in the Property or any portion thereof being taken by condemnation or conveyance in lieu thereof.

        5.5.    No Assessments.    Other than as may be set forth in the Permitted Exceptions, no Seller has received written notice of, nor does any Seller have actual knowledge of, any assessments against any portion of the Property which remain unpaid (except ad valorem real estate taxes and utility bills not yet due and payable), whether or not they are of public record and whether or not they are payable in installments or have become Liens; and each respective Seller shall notify Purchaser upon learning of any such assessments; the Property is not subject to assessments for any street paving or curbing heretofore laid. Except with respect to the Greens III Property (which Purchaser acknowledges is undeveloped), all sewer, water, gas, electric, telephone and drainage lines and infrastructure required by law and for the normal operation of the Property are fully installed, currently function properly and service the Property for its current use, and there are no unpaid assessments or charges for the installation of such utilities or for making connection thereto that have not been fully paid.

        5.6.    Leases.    Attached hereto as Exhibit C-1 (with respect to the Greens I Real Estate), Exhibit C-2 (with respect to the Greens II Real Estate), and Exhibit C-3 (with respect to the Greens III Real Estate) is a true, correct and complete listing (each, a "Current Rent Roll"), of all leases, tenancies, and other rights of occupancy for space within and which are a part of such Seller's respective component of the Real Estate, all as amended, renewed and extended to the date hereof (collectively, the "Leases"). There are no parties in possession of the Property or any part thereof except the Tenants under the Leases. Each Current Rent Roll specifies the following as to each Lease as to the respective component of the Real Estate: (i) the name of the tenant under the Lease (each a "Tenant"), (ii) the rentable square footage of the leased premises, (iii) the commencement date of the Lease, (iv) the expiry date of the existing Lease term, (v) the current annual base rent (including, the base rent per square foot), and (vi) the amount of the required security deposit (including any letters of credit). Updated Rent Rolls (each, an "Updated Rent Roll," and collectively, the "Updated Rent Rolls") reflecting, as of the Closing Date, written modifications, supplements and other changes in the status of Leases, including terminations of existing Leases and execution of new Leases approved by Purchaser as set forth in Section 16.5, shall be prepared substantially in the form of Current Rent Rolls, and certified by each Seller with respect to its respective component of the Real Estate, and such Updated Rent Rolls shall be delivered to Purchaser at Closing. For purposes of the Updated Rent Roll, the term "Lease" or "Leases" as used herein shall mean (i) all Leases identified on a Current Rent Roll which remain subsisting as of the Closing Date, and (ii) all Leases executed subsequent to the date hereof and prior to Closing (in accordance with Section 16.5) which themselves are subsisting as of the Closing Date. Sellers have delivered, or shall deliver to Purchaser within three (3) Business Days of the date hereof pursuant to Section 8.4.1, true, accurate and complete copies of each of the Leases listed on Exhibits C-1, C-2 and C-3. Each Seller is the owner of the entire lessor's/landlord's interest in and to the Leases affecting its respective component of the Property, and neither the lessor's/landlord's interest therein nor the rents payable thereunder have been assigned, pledged or encumbered in any manner, other than in connection with the Existing Loan and the loan from Commerce Bank, N.A. encumbering the Greens II Property (which Commerce Bank, N.A. loan shall be removed from record title of the Greens II Property at or in connection with the Closing). It is expressly acknowledged and understood that none of the Sellers has represented or warranted and each Seller does not and will not represent or warrant that the status of the Leases as of the Closing Date will be the same as existing on the date hereof.

        5.7.    Contracts.    Attached hereto as Exhibit D-1 (with respect to the Greens I Real Estate), Exhibit D-2 (with respect to the Greens II Real Estate), and Exhibit D-3 (with respect to the Greens III Real Estate) is a true, correct and complete listing and brief description of all Contracts. Sellers have delivered, or shall deliver to Purchaser within three (3) Business Days of the date hereof pursuant to Section 8.4.1, or otherwise make available to Purchaser, true, accurate and complete copies of each of the Contracts listed on Exhibits D-1, D-2 and D-3. Except as may be set forth on Exhibits D-1, D-2 and D-3, no Contract has been modified or amended. No Seller has received written notice that any Contract is not in full force and effect.

        5.8.    Litigation and Other Proceedings.    There are no judgments unsatisfied against Sellers or the Property or consent decrees or injunctions to which Sellers or the Property are subject, and there is no litigation, action, suit, claim or proceeding pending or to each Seller's actual knowledge threatened against such Seller or its respective component of the Property except (i) such as are insured and being defended by such Seller's insurance carriers (collectively, "Insured Claims"), and (ii) ordinary landlord/tenant dispossess actions with respect to the payment of rent or other default under Leases (collectively, "Landlord Claims"). Notwithstanding the foregoing, such Insured Claims and/or Landlord Claims do not impede or have a material adverse affect on any Seller's ability to perform its obligations under, or comply with the terms of, this Agreement, or have a material adverse affect on any Seller's title, use, or operation of its component of the Property.

        5.9.    No Notice.    As of the date hereof, no Seller has received any written notice, nor does any Seller have actual knowledge, that its component of the Property is in violation of any applicable environmental, use or zoning law or regulation affecting or encumbering the Property or any portion thereof (including the conduct of business operations thereon), or of any recorded covenants, easements or other agreements affecting the Property, and to each Seller's knowledge, it has complied with all such laws, covenants, easements and agreements.

        5.10.    No Bankruptcy.    No Seller is in the hands of a receiver; no Seller has filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors' relief has been entered with respect to a Seller.

        5.11.    Zoning; Subdivision.    Except as set forth on Schedule 5.11 attached hereto, there are no deposits or other escrowed amounts posted by any Seller in connection with any component of the Property, including, without limitation, in connection with any zoning or land use proffer(s), and there exist no outstanding bond obligations of any Seller with respect to its component of the Property or any part thereof.

        5.12.    Declaration.    No Seller has received any written notice that it is in default of any of its obligations under the Declaration.

        5.13.    [INTENTIONALLY DELETED.]

        5.14.    Books and Records; Financial Operation.    All books and records relating to operating income and expenses of the Property furnished or made available to Purchaser by Sellers were and shall be those maintained by Sellers in regard to the Property in the normal course of business. To each Seller's knowledge, the operating statements covering the Property furnished by Sellers to Purchaser are, in all material respects, accurate, and complete and have been prepared in accordance with the books and records of Sellers. To each Seller's knowledge, the financial statements referred to above reflect all material costs of operations of the Property by Sellers. Since the date of the operating statements covering the Property, to each Seller's knowledge, there has been no material adverse change in the business or financial condition of any Seller or any component of the Property, and Sellers have no knowledge of any prospective material adverse change. The foregoing is qualified by general economic conditions.

        5.15.    Foreign Person.    None of the Sellers is a "foreign person," "foreign trust" or "foreign corporation" within the meaning of the United States Foreign Investment and Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

        5.16.    No Other Agreements.    Other than this Agreement and the Permitted Exceptions, the Property is not subject to any outstanding agreement(s) of sale, or options, rights of first refusal or other rights to purchase.

        5.17.    Hazardous Substances.    Except as disclosed in any of the environmental reports (collectively, the "Environmental Reports") comprising a part of the Seller Property Materials, or as otherwise disclosed by the Sellers to Purchaser in writing, to the knowledge of the Sellers (which is based solely on the Environmental Reports and with no knowledge to the contrary), (a) neither the Property nor any Seller's operation and management thereof is in violation of any Environmental Law (as hereinafter defined) or is subject to any pending or threatened litigation or inquiry by any Authority or to any remedial action or obligations under any Environmental Law; (b) no underground storage tanks have been or are now located on the Property; (c) the Property is not now and never has been used for industrial purposes or for the storage, treatment or disposal of hazardous waste, hazardous material, chemical waste, or other toxic substance, and (d) no hazardous substances or toxic wastes have been disposed of or are now located upon the Property in violation of applicable Environmental Law (including, without limitation, asbestos and PCB's). As used herein, the term "Environmental Law" means any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986. Prior to Closing, Sellers agree to promptly notify Purchaser of any fact of which Sellers acquire actual knowledge which would cause this representation to become false and of any written notice that any Seller receives regarding the matters set forth in this Section 5.17. The foregoing is qualified by any hazardous waste, hazardous material, chemical waste, or other toxic substance now or formerly on or about the Property used or present in connection with the ordinary development, operation and/or maintenance of the Property in accordance with Environmental Laws.

        5.18.    Lease Commissions.    Except as disclosed on Exhibit G-1 (with respect to the Greens I Real Estate) and Exhibit G-2 (with respect to the Greens II Real Estate) and Exhibit G-3 (with respect to the Greens III Real Estate) attached hereto, as of the date hereof (a) there do not exist any unpaid leasing commissions due or that will come due hereafter (including after the Closing Date) with respect to the current terms of (and current leased premises under) any of the Leases shown on the Current Rent Rolls, and (b) there are no agreements (i) providing for the payment from and after Closing of leasing commissions or fees for procuring tenants for the current term of (and current leased premises under) any of the Leases with respect to the Property, or (ii) providing for the payment of any above-market leasing commissions or fees upon the future exercise by any Tenant of renewal, extension or expansion rights set forth in its Lease.

        5.19.    Tenant Inducement Costs.    Except as listed on Schedule 5.19 attached hereto, Sellers have performed all of the duties, liabilities and obligations imposed upon Sellers by the terms, provisions and conditions contained in the Leases and relating to the current term of (and current leased premises under) each of the respective Leases and accruing on or prior to the date hereof.

        5.20.    [INTENTIONALLY DELETED.]

        5.21.    Personalty.    None of the Personalty is held by Sellers under a lease or installment sale contract, and Sellers own title to the Personalty free and clear of any liens or claims.

        5.22.    Permits.    To each Seller's knowledge, Sellers have acquired all Permits, easements, and rights-of-way, including, without limitation, all building and occupancy permits from all Authorities having jurisdiction over the Property or from private parties for the current use, maintenance, occupancy, and operation of each component of the Property and to ensure unimpeded access, ingress and egress to and from each component of the Property as required to permit the current usage of the Improvements, and, to each Seller's knowledge, all such Permits, easements and rights-of-way are in full force and effect.

        5.23.    Insurance.    No insurance company insuring either the Improvements or the Personalty nor the Board of Fire Underwriters has delivered to any Seller written notice (i) that any insurance policy now in effect would not be renewed or (ii) that any Seller or any Tenant under the Leases has failed to comply with insurance requirements or (iii) that defects or inadequacies exist in the Property, or in any component part thereof, which could adversely affect the insurability thereof or the cost of such insurance.

        5.24.    Ground Leases.    Full and complete copies of each Ground Lease and all amendments thereto and modifications thereof have been or will be provided to Purchaser at the time of delivery of the Seller Property Materials pursuant to Section 8.4.1. To each of TRC II's and TRC III's respective knowledge, each Ground Lease is in full force and effect. TRC II is the owner of the entire lessee's interest in and to the Greens II Ground Lease, and its interest therein has not been assigned, pledged or encumbered in any manner, except in connection with that certain mortgage loan made by Commerce Bank, N.A. to TRC II, which mortgage loan shall be paid and removed from record title in connection with or prior to Closing. TRC III is the owner of the entire lessee's interest in and to the Greens III Ground Lease, and its interest therein has not been assigned, pledged or encumbered in any manner. No rent or other amounts due under the Ground Leases has been paid more than one (1) month in advance. To each of TRC II's and TRC III's respective knowledge, there exists no circumstance or state of facts that constitutes a default by Sellers or either Ground Lessor under the Ground Leases, or that would, with the passage of time or the giving of notice, or both, constitute a default on the part of Sellers or either Ground Lessor under the Ground Leases, and neither Ground Lessor has asserted any written claims against Sellers in connection with the Ground Leases. Sellers have no knowledge of any pending or threatened litigation by either Ground Lessor against any Seller with regard to the Ground Leases. Neither TRC II nor TRC III has received any written notice that it has failed to have performed all of the duties, liabilities and obligations imposed upon Sellers by the terms, provisions and conditions contained in the Ground Leases and accruing on or prior to the date hereof.

        5.25.    Limitations Regarding Representations and Warranties.    The representations and warranties of Seller herein are qualified by the Seller Property Materials. Seller shall only be obligated, liable or responsible to Purchaser for a breach or violation of any representation or warranty contained herein to the extent Purchaser incurs any actual loss as a result of such breach or violation. Without limiting the foregoing, in the event Purchaser alleges any breach or violation of any representation or warranty contained herein with respect to any of the Leases or the physical condition of the Property (or any part thereof), Seller shall be permitted to attempt to mitigate the loss to Purchaser as a result of such breach or violation and Purchaser shall reasonably cooperate with Seller (at no out-of-pocket, third-party cost or expense to Purchaser) and shall provide Seller with access to the Property, in connection with such mitigation. Seller shall not be obligated, liable or responsible to Purchaser for any inaccuracy of any representation or warranty made by Seller to Purchaser in this Agreement (i) if such inaccuracy is or becomes known to Purchaser on or prior to the Termination Notice Date, or (ii) if such inaccuracy becomes known to Purchaser between the Termination Notice Date and the Closing Date and Purchaser elects to proceed with the Closing (except that the foregoing exculpation from liability in clauses (i) and (ii) shall not extend to any inaccuracy of any representation or warranty made by Seller to Purchaser in this Agreement which is made knowingly by Seller with an intent to mislead or deceive). Nothing in this Section shall limit Purchaser's ability not to proceed to and conclude Closing hereunder pursuant to and in accordance with Section 8.

        6.    Representations and Warranties of Purchaser.    Purchaser represents and warrants to Sellers as follows:

        6.1.    Organization, Power and Authority.    Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all necessary power and authority to purchase the Property to be sold and purchased hereunder and to execute, deliver and perform its obligations hereunder. The person executing this Agreement on behalf of the Purchaser has all necessary power and authority to execute and deliver this Agreement on behalf of the Purchaser and to bind the Purchaser to the provisions hereof.

        6.2.    No Breach.    The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of Purchaser or any instrument to which Purchaser is a party or by which Purchaser is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

        6.3.    No Bankruptcy.    Purchaser is not in the hands of a receiver; Purchaser has not filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors' relief has been entered with respect to Purchaser.

        6.4.    No Inducement.    In entering into this Agreement, Purchaser has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by any Seller, any Affiliate of any Seller, or any agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent a Seller, with respect to the Property (or any portion thereof), the Condition of the Property or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement.

        7.    Conditions Precedent to Seller's Obligations.    Sellers' obligations to proceed to and conclude Closing hereunder are conditioned on the satisfaction, at or before the time of Closing hereunder, of each of the conditions set forth in Section 7 (any one or more of which may be waived in whole or in part by Sellers, at Sellers' option). In the event that all of the conditions precedent are not satisfied or waived in writing by the Scheduled Closing Date, Sellers may, at their option, by written notice to Purchaser, either (i) extend the Scheduled Closing Date for a reasonable period of time to allow

Purchaser to satisfy any condition that is reasonably capable of being satisfied by Purchaser, or (ii) terminate this Agreement, in which event the Deposit shall be returned to Purchaser free of any claims by Sellers or any other party with respect thereto, this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations; provided, however, if a failed condition is a result of a breach by Purchaser of any of its covenants hereunder, Sellers may exercise their rights and remedies under Section 19.2, and provided further, however, if a failed condition is a result of a breach by Sellers of any of their covenants hereunder, Sellers shall not be entitled to terminate this Agreement as provided above and Purchaser shall be entitled to exercise its rights and remedies under Section 19.1.

        7.1.    Accuracy of Representations.    All of the representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made. In addition, all of the representations and warranties of Purchaser contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on and as of such date (except to the extent the same relate to an earlier date, then on and as of such earlier date). To evidence the foregoing, Purchaser shall deliver to Sellers at Closing a certificate to that effect, substantially in the form of Exhibit I attached hereto, dated the Closing Date, which certificate shall have the effect of a representation and warranty of Purchaser made on and as of the Closing Date.

        7.2.    Performance; Simultaneous Closing.    Purchaser shall have performed, observed and complied in all material respects with all covenants and agreements required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder. Closing hereunder in respect of the Greens I Property, the Greens II Property and the Greens III Property shall have occurred simultaneously.

        7.3.    Documents and Deliveries.    All instruments and documents required on Purchaser's part to effect this Agreement and the transactions contemplated hereby, all as set forth herein generally and particularly in Section 10.3 hereof, shall be delivered to Sellers and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Sellers and their counsel.

        7.4.    Lender Approval.    Lender shall have approved in writing the transfer of the Greens I Property to Purchaser and the Loan Assumption and shall have fully released and discharged TRC I from all liabilities and obligations under or with respect to the Mortgage Loan, except for any liabilities and obligations of TRC I that expressly survive assignment, transfer or repayment of the Existing Loan and shall have fully released and discharged each guarantor from all liabilities and obligations thereunder, except for any liabilities and obligations of the guarantors that expressly survive repayment of the Existing Loan (e.g., environmental indemnities)[collectively "Lender Approval"].

        7.5.    Ground Lessor Approval.    Each Ground Lessor shall have approved (the "Ground Lessor Approval"), in writing, the assignment to and assumption of its respective Ground Lease to Purchaser (each, a "Ground Lease Assignment") and shall have fully released and discharged each of TRC II and TRC III from all liabilities and obligations accruing after the Closing (including, without limitation, releasing the guarantor of and from all guaranteed obligations under the Greens III Ground Lease).

        8.    Conditions Precedent to Purchaser's Obligations.    Purchaser's obligations to proceed to and conclude Closing hereunder are conditioned on the satisfaction, at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the conditions set forth in Section 8 (any one or more of which may be waived in whole or in part by Purchaser, at Purchaser's option). In the event that all of the conditions precedent are not satisfied or waived in writing by the Scheduled Closing Date, Purchaser may, at its option, by written notice to Sellers, either (i) extend the Scheduled Closing Date for a reasonable period of time to allow Sellers to satisfy any condition that is reasonably capable of being satisfied by Sellers, or (ii) terminate this Agreement, in which event the Deposit shall be returned to Purchaser free of any claims by Sellers or any other party with respect thereto, this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations; provided, however, if a failed condition is a result of a breach by Sellers of any of their covenants hereunder, Purchaser may exercise its rights and remedies under Section 19.1, and provided further, however, if a failed condition is a result of a breach by Purchaser of any of its covenants hereunder, Purchaser shall not be entitled to terminate this Agreement as provided above and Sellers shall be entitled to exercise their rights and remedies under Section 19.2.

        8.1.    Accuracy of Representations.    All of the respective representations and warranties of Sellers contained in this Agreement shall have been true and correct in all material respects when made. In addition, all of the respective representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date (except to the extent the same relate to an earlier date, then on and as of such earlier date). To evidence the foregoing, each Seller shall deliver to Purchaser at Closing a certificate to that effect, substantially in the form of Exhibit H attached hereto, dated the Closing Date, which certificate shall have the effect of a representation and warranty of such Seller made on and as of the Closing Date.

        8.2.    Performance; Simultaneous Closing.    Sellers shall have performed, observed and complied in all material respects with all of each of their respective covenants and agreements required by this Agreement to be performed, observed and complied with on their part prior to or as of Closing hereunder. Closing hereunder in respect of the Greens I Property, the Greens II Property and the Greens III Property shall have occurred simultaneously.

        8.3.    Documents and Deliveries.    All instruments and documents required on a Seller's part to effect this Agreement and the transactions contemplated hereby, all as set forth herein generally and particularly in Section 10.2 hereof, shall be delivered to Purchaser and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Purchaser and its counsel.

        8.4.    Purchaser's Due Diligence and Inspections; Purchaser's Termination Right.

          8.4.1.    Seller Property Materials.    Sellers shall deliver to Purchaser, within ten (10) days after the date of this Agreement, those items of the Seller Property Materials not previously delivered to Purchaser.

          8.4.2.    Purchaser's Due Diligence and Inspections.    Purchaser and its agents and representatives shall have the right, from time to time prior to Closing or termination of this Agreement, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, examinations, tests and studies, and to review the Seller Property Materials (collectively, "Inspections") as Purchaser shall determine to be necessary, all at Purchaser's sole cost and expense and subject to the rights of Tenants and all applicable Laws. The Inspections may include, without limitation, environmental, mechanical and engineering inspections (including a complete inspection and review of all roofs and mechanical systems) and review of the Seller Property Materials, all as Purchaser may deem desirable; provided, nevertheless, that Purchaser shall not be permitted to conduct any invasive Inspections of the Property without prior notice to and the prior approval of Sellers therefor and in no event shall any of Purchaser's Inspections cause any damage to the Property or any portion thereof. Each respective Seller agrees to make its component of the Property reasonably available for the Inspections upon reasonable prior notice to such Sellers; and at the sole election of Sellers, all such Inspections may be accompanied by a representative of Sellers. Purchaser's right of access hereunder is further subject to the provisions of Section 16.6 below.

          8.4.3.    Purchaser's Termination Right.    Purchaser's obligation to complete Closing under this Agreement is subject to and conditioned upon Purchaser's investigation and study of, and satisfaction with, the Property (the "Due Diligence Condition"). If Purchaser, in its sole and absolute discretion, is for any reason not satisfied with the Property, or if Purchaser determines, for any reason or for no reason whatsoever, not to purchase the Property, then Purchaser shall have the absolute right (the "Termination Right") at any time at or prior to 5:00 P.M. (Eastern time) on the Termination Notice Date to terminate this Agreement, such Termination Right to be exercised by written notice (the "Termination Notice") to such effect given by or on behalf of Purchaser to Sellers in the manner provided for herein. In respect of the foregoing:

            (a)  If a Termination Notice shall have been delivered to and received by Sellers at or prior to 5:00 P.M. (Eastern time) on the Termination Notice Date, then (i) the Initial Deposit shall be returned to Purchaser; (ii) all Seller Property Materials delivered by any Seller to Purchaser shall be returned to Sellers, and if so requested by Sellers, all Purchaser Property Materials in which Purchaser has a right and which Purchaser can reasonably obtain from the preparer thereof shall be delivered to Sellers (at no out of pocket cost to Purchaser) without any representation or warranty from Purchaser; provided, however, that Purchaser shall have no rights or obligations to obtain any third party consent or approvals for Sellers to rely on such Purchaser Property Materials; and (iii) this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations.

            (b)  If a Termination Notice shall not have been delivered to and received by Sellers at or prior to 5:00 P.M. (Eastern time) on the Termination Notice Date, then the Termination Right shall be deemed to have been irrevocably waived by Purchaser, Purchaser shall be deemed to have been satisfied with its investigation and study of the Property, this Agreement shall continue in full force and effect in accordance with its terms as if the Termination Right were not a part hereof, and Purchaser shall have no further Due Diligence Condition, Termination Right or other right not to close pursuant to this Section 8.4.

        8.5.    Lender Approval.    The Lender Approval shall have been obtained, and Lender shall have executed, acknowledged (as appropriate) and delivered into escrow with Escrow Agent counterpart copies of the Loan Assignment, Assumption and Consent and the Loan Documents to which it is a party, and shall have authorized the release of such documents from escrow in conjunction with the Closing of the transactions contemplated hereby.

        8.6.    Ground Lessor Approvals.    The Ground Lessor Approvals shall have been obtained.

        8.7.    Title.    The good and marketable fee simple title to the Greens I Property shall be free and clear of all liens and encumbrances, except the Permitted Exceptions applicable thereto. The good and marketable leasehold title to the Greens II Property and the Greens III Property shall be free and clear of all liens and encumbrances, except the Permitted Exceptions applicable thereto, respectively. A final examination of title to the Property shall disclose no title exceptions except for the Permitted Exceptions, matters caused by Purchaser or its activities on the Property, or other matters approved in writing by Purchaser. All Mandatory Cure Items shall have been cured as provided in Section 13.4. In addition, the Title Insurer shall be irrevocably committed to issue the Title Policy (as defined in Section 13.3) to Purchaser at Closing. Purchaser and Sellers shall use all commercially reasonable efforts to cause the Title Insurer to issue such Title Policy. In connection therewith, the parties hereto shall deliver such agreements, affidavits and other documents (on forms reasonably acceptable to Sellers and Purchaser) as the Title Insurer may reasonably request in order to consummate the transaction contemplated hereby and issue such Title Policy.

        8.8.    Estoppels.    Sellers shall have obtained and delivered to Purchaser not later that three (3) Business Days prior to the Closing Date (i) Tenant Estoppel Certificates (as defined in

Section 16.3) from the Aerospace Corporation (with respect to its space in the Greens I Property), The Boeing Company (with respect to its space in the Greens II Property) and Boeing Service Company (with respect to its space in the Greens II Property) (collectively, the "Material Leases"), and all other Tenants under the Leases (except for any Lease with Allied Riser Communications, Inc., Broadband Office, Inc., Yipes Communications, Inc. or Elevator News Network, Inc.), (ii) the Association Estoppel (as defined in Section 16.3), and (iii) the Ground Lessor Estoppel (as defined in Section 16.3); and (A) the information in the Tenant Estoppel Certificates shall not materially vary from the information included in the Current Rent Rolls attached hereto as Exhibits C-1, C-2 and C-3, and the copies of the Leases delivered to Purchaser for its review as a part of the Seller Property Materials, or indicate defaults under the Lease to which such Tenant Estoppel Certificate relates, (B) the information in the Association Estoppel shall not materially vary from the representation and warranty made by Sellers in Section 5.12 or the Declaration, or indicate material defaults by any Seller or any component of the Property under the Declaration, and (C) the information in the Ground Lessor Estoppels shall not materially vary from the representation and warranty made by Sellers in Section 5.24, and the copies of the Ground Leases delivered to Purchaser for its review as a part of the Seller Property Materials, or indicate material defaults by any Seller or any component of the Property under the Ground Lease to which such Ground Lessor Estoppel relates. Notwithstanding the foregoing, Sellers shall be entitled to deliver to Purchaser, not later than two (2) Business Days prior to the Closing Date, a Seller's Estoppel in substantially the form of Exhibit J attached hereto as to each of those Tenants under Leases from whom Sellers have been unable to obtain a Tenant Estoppel Certificate, the statements in which shall survive the Closing for a period of one (1) year without regard to the limitation on survival set forth in Section 21.7 or in any certificate reaffirming Sellers' representations and warranties delivered by Sellers to Purchaser at Closing; provided, however, in no event shall Sellers be entitled to deliver Seller Estoppels with respect to any of the Material Leases or with respect to Leases covering in the aggregate more than twenty-five percent (25%) of the rentable floor area of the Improvements. Sellers shall have the right at any time (either before or after the Closing) to substitute a Tenant Estoppel Certificate obtained from a Tenant with respect to any Lease for the corresponding Seller's Estoppel previously delivered by Sellers to Purchaser with respect to such Lease, so long as the Tenant Estoppel Certificate obtained confirms in all material respects the provisions of the corresponding Seller's Estoppel and does not materially vary from the information included in the Current Rent Rolls attached hereto as Exhibits C-1, C-2 and C-3, and the copies of the Leases delivered to Purchaser for its review as a part of the Seller Property Materials, or indicate defaults under the Lease to which such Tenant Estoppel Certificate relates. The Sellers shall be relieved of and released from all liability and obligations under each Seller's Estoppel with respect to which a Tenant Estoppel Certificate is delivered in substitution thereof.

        8.9.    Updated Leasing Commission Exhibit and Tenant Inducement Costs.    Sellers shall have delivered to Purchaser updated Exhibits G-1, G-2 and G-3 and an updated Schedule 5.19 (collectively, the "Updated Exhibits G and Schedule 5.19"), reflecting the current respective status of such items as of the Closing Date.

        8.10.    Updated Rent Roll.    Sellers shall have delivered to Purchaser Updated Rent Rolls for the Property substantially in the form of the Current Rent Rolls attached hereto as Exhibits C-1, C-2 and C-3, and the information in such Updated Rent Rolls shall not materially vary from the information included in the Current Rent Rolls attached hereto as Exhibits C-1, C-2 and C-3, except as expressly permitted pursuant to the terms of this Agreement.

        9.    Satisfaction or Failure of Conditions.

        9.1.    Lender Approval.

          9.1.1.    Sellers and Purchaser shall use all reasonable efforts to apply for and secure the Lender Approval. In furtherance of the foregoing, Purchaser shall at its sole cost and expense promptly provide to Lender such financial and other information and assurances, and shall join in and execute such applications, assumptions and other documentation, as is reasonably acceptable to Purchaser and as the Lender may from time to time reasonably request or require in order fully to (a) secure the Lender Approval and (b) effect and evidence, including of record, the Loan Assumption, including, without limitation, providing to Lender Corporate Office Properties Trust, a Maryland real estate investment trust ("COPT") and/or COPLP, as a guarantor under the Mortgage Loan. Each party shall keep the other promptly and reasonably informed of its progress in applying for and securing such Lender Approval as aforesaid. In the event Purchaser is not deemed to be a creditworthy party by, or is otherwise not acceptable to, Lender, Purchaser shall cause an affiliate of Purchaser acceptable to Lender to guaranty all obligations under the Loan and otherwise assume the obligations of each guarantor under the Mortgage Loan; provided, however, that no principal of Purchaser or any affiliate of purchaser shall be required to provide a personal guaranty of or in connection with the Mortgage Loan. If after the Termination Notice Date TRC I determines, in its reasonable discretion, that Lender will not grant the Lender Approval prior to the Outside Closing Date, Sellers may terminate this Agreement by written notice to Purchaser, in which event the Deposit shall be returned to Purchaser, and this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations. Purchaser and Sellers hereby acknowledge that Purchaser will present to Lender Purchaser's Greens I Entity as borrower under, and COPT as guarantor of, the Mortgage Loan. Purchaser and Sellers shall use commercially reasonable efforts to secure Lender's approval of such proposed borrower and guarantor under the Mortgage Loan and of all the documentation necessary to effect the Lender Approval and the Loan Assumption on or before the Termination Notice Date.

        9.2.    Ground Lessor Approval.    Sellers shall use all reasonable efforts to apply for and secure the Ground Lessor Approvals, and upon Sellers' request, Purchaser shall reasonably and promptly cooperate, at no out of pocket cost to Purchaser, with Sellers' efforts to obtain such Ground Lessor Approvals. Such cooperation may include Purchaser providing to each Ground Lessor such financial and other information and assurances as may be reasonably requested by such Ground Lessor and joining in and executing such applications, assumptions and other documentation reasonably acceptable to Purchaser, as each Ground Lessor may from time to time reasonably request or require in order fully to (a) secure the respective Ground Lessor Approval, and (b) effect and evidence, including of record, the respective Ground Lease Assignment to Purchaser or Purchaser's Designees (as defined below), including, without limitation, providing to each Ground Lessor either COPT and/or COPLP to assume all guaranteed obligations under the Greens III Ground Lease. If Sellers, in their reasonable discretion, that a Ground Lessor will not grant the Ground Lessor Approval, Sellers may terminate this Agreement by written notice to Purchaser, in which event the Deposit shall be returned to Purchaser, and this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations. Purchaser and Sellers hereby acknowledge and agree that Purchaser will create two (2) single purpose Virginia limited liability companies, the sole member of both of which shall be COPLP (each a "Purchaser's Designee," and collectively, "Purchaser's Designees"), to serve as lessees under the Ground Leases, and Sellers shall use commercially reasonable efforts to secure each respective Ground Lessor's approval of such Purchaser's Designees and of all the documentation necessary to effect the respective Ground Lease Assignment on or before the Termination Notice Date.

          9.2.1.    Except as set forth in Section 11.6, at the Closing, Sellers shall pay any and all costs, fees and charges associated with effecting the transactions contemplated under this Section 9.2, including, without limitation, the Ground Lease Assignments (collectively, the "Ground Lease Charges").

        9.3.    Failure by Reason of a Default.    If any condition required herein shall have failed by reason of a default or breach by a party of any of its representations, warranties or covenants contained herein, then the aggrieved party shall be permitted and entitled to pursue the remedies available to it in the event of a default as set forth in Section 19 hereof.

        9.4.    Failure Without a Default.    If any condition required herein shall have failed not by reason of a default or breach by a party hereunder, then, unless such failure of condition is waived: (1) all Seller Property Materials delivered by Sellers to Purchaser shall be returned to Sellers, and if requested by Sellers, all Purchaser Property Materials in which Purchaser has a right and which Purchaser can reasonably obtain from the preparer thereof shall be delivered to Sellers (at no out of pocket cost to Purchaser) without any representation or warranty from Purchaser; provided, however, that Purchaser shall have no right or obligation to obtain any third party consents or approvals for Sellers to rely on such Purchaser Property Material; (2) upon satisfaction by Purchaser of the delivery requirements in clause (1) above, the Deposit shall be returned to Purchaser; and (3) this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except for any Surviving Obligations.

        9.5.    No Other Conditions.    It is expressly understood and agreed that the only conditions to the respective obligations of each Seller and Purchaser to consummate Closing hereunder are as set forth in Sections 7 and 8 hereof, respectively. In addition to the foregoing, Purchaser acknowledges and agrees that: (1) each Seller is taking its component of the Property "off the market" during the executory period of this Agreement, and (2) in consideration of the foregoing, Purchaser agrees to notify Sellers if the Due Diligence Condition will fail or is expected to fail, such notice to be given as promptly as possible after Purchaser determines in its absolute discretion that such condition will fail or is expected to fail (and Purchaser agrees not to delay giving such notice until the Termination Notice Date as above set forth). If Purchaser shall have given a notice contemplated by the foregoing clause (2) (and such notice is properly and timely given as required by Section 8.4.3), then the provisions in Section 9.4 above shall be fully applicable and this Agreement shall terminate as provided therein.

        10.    Closing; Deliveries at Closing.

        10.1.    Date, Time and Place.    The Closing will take place five (5) Business Days after the later to occur of (i) the Termination Notice Date, and (ii) the date on which the conditions precedent set forth in Sections 8.5 and 8.6 shall have been satisfied, unless Purchaser and Sellers mutually agree, in writing, to an earlier or later date ("Scheduled Closing Date"). Notwithstanding anything in this Agreement to the contrary, in the event Closing does not occur by the Outside Closing Date through no fault of a party, either party shall have the right to terminate this Agreement by written notice to the other party, and in the event of any such termination, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except for any Surviving Obligations. The Closing will take place at 10:00 A.M. (Eastern time) on the Scheduled Closing Date, at the offices of Purchaser's counsel, Shaw Pittman LLP, 2300 N Street, N.W., Washington, D.C. 20037, or at such other place as Sellers and Purchaser may mutually agree in writing, and in such a manner and at such time so that Sellers shall receive the full Purchase Price on the Closing Date by no later than 2:00 p.m. (Eastern Time) so that Sellers are able to deposit the Cash Component of the Purchase Price and receive interest on such deposit for the Closing Date. Time is understood to be of the strict essence hereof.

        10.2.    Deliveries by Seller.    At Closing, the respective Sellers (as applicable) shall deliver to Escrow Agent, for further delivery to Purchaser, Purchaser's Greens I Entity or Purchaser's Designee, as applicable, upon the close of escrow the following:

          (1) TRC I shall deliver a Special Warranty Deed substantially in the form of Exhibit K attached hereto, duly executed and acknowledged by TRC I and in proper form for recording,

  conveying fee simple title to the Greens I Real Estate, subject only to Permitted Exceptions affecting the Greens I Real Estate.

          (2) Each of TRC II and TRC III shall deliver a Ground Lease Assignment substantially in the form of Exhibit L attached hereto, duly executed and acknowledged by such respective Seller and in proper form for recording, assigning to Purchaser or Purchaser's Designee all of such Seller's respective right, title and interest in and to the applicable Ground Lease, subject only to Permitted Exceptions affecting the Greens II Real Estate and the Greens III Real Estate, respectively.

          (3) Three (3) Separate (i) Assignments of Assigned Contracts, each substantially in the form of Exhibit M-1 attached hereto, and (ii) Bills of Sale, each substantially in the form of Exhibit M-2 attached hereto, all as duly executed and acknowledged by the respective Seller.

          (4) Three (3) Separate Assignments of Leases, each substantially in the form of Exhibit N attached hereto, duly executed and acknowledged by the respective Seller, assigning to Purchaser, Purchaser's Greens I Entity or Purchaser's Designee, as applicable (and evidencing Purchaser's, Purchaser's Greens I Entity's or Purchaser's Designee's assumption of) all of such respective Seller's right, title and interest in and to all of the Leases applicable to its component of the Property, including all of the respective Seller's right, title and interest in and to all Security Deposits and advance rentals deposited by Tenants under the Leases and the interest earned or required to be paid thereon, if any, to date.

          (5) Documentation evidencing and effecting the Existing Loan Modification, and the Loan Assignment, Assumption and Consent.

          (6) Documentation evidencing Ground Lessor Approvals.

          (7) A certificate regarding Sellers' representations and warranties required by Section 8.1 above, duly executed and acknowledged by each Seller.

          (8) To the extent in a Seller's possession or control, originals of all Leases, originals of all Assigned Contracts, and originals or copies of all other records and files, including all Tenant correspondence files and also including all bills and statements for all operating and other expenses of the respective Seller's component of the Property relating to the leasing, operation and maintenance of such component of the Property.

          (9) The respective Updated Rent Rolls required by Sections 5.6.

          (10) Notices to Tenants substantially in the form of Exhibit O attached hereto, prepared and duly executed by each Seller, advising of the sale of its respective component of the Property and directing that rent and other payments thereafter be sent and directed to Purchaser (or its agent) at the address provided by Purchaser at Closing, unless otherwise directed by Purchaser.

          (11) Notices to contractors and other vendors under the Assigned Contracts, substantially in the form of Exhibit P attached hereto, prepared and duly executed by each Seller, advising of the sale of its respective component of the Property and directing that all future notices and other matters relating to the Assigned Contracts thereafter be sent and directed to Purchaser (or its Agent) at the address provided by Purchaser at Closing, unless otherwise directed by Purchaser.

          (12) If and to the extent in a Seller's possession or control, originals or copies of all certificates of occupancy, licenses, permits, authorizations, consents and approvals issued by any Authority having jurisdiction over the respective component of the Property.

          (13) Such owner's or ground lessee's affidavits and indemnities as the Title Insurer shall reasonably require in order to issue, without extra charge, the Title Policy subject only to the Permitted Exceptions, including, without limitation, affidavits as to the non-existence of parties in possession (except Tenants under the Leases) and mechanics liens, and any other affidavits and any "gap" indemnities required by the Title Insurer to issue the Title Policy required hereunder at Closing, all on forms reasonably acceptable to Sellers and the Title Insurer.

          (14) Keys or combinations to all locks at the Property in the possession of Sellers.

          (15) A certificate with respect to Section 1445 of the Internal Revenue Code, stating that each respective Seller is not a "foreign person" as defined in such Section 1445 and applicable regulations thereunder.

          (16) Documentation, in form and substance reasonably satisfactory to Purchaser and the Title Insurer, confirming and evidencing the following matters: that each respective Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; that each respective Seller has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by each respective Seller hereunder have been duly authorized by all necessary action on the part of such respective Seller; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of each respective Seller have the legal power, right and authority to bind such respective Seller under the terms and conditions stated herein.

          (17) A Closing Statement(s) (as defined in Section 10.5), duly executed and acknowledged by each Seller.

          (18) The assignment and assumption agreements contemplated by Sections 11.11 and 11.12 hereof.

          (19) Such other items required of Sellers as set forth elsewhere herein, or as may be reasonably required by Purchaser or the Title Insurer in order to consummate the transactions contemplated by this Agreement.

        10.3.    Deliveries by Purchaser.    At Closing, Purchaser shall deliver to Escrow Agent, for further delivery upon the close of the escrow to Sellers, Lender or any Ground Lessor, as applicable, the following:

          (1)  A wire transfer of immediately available federal funds, transferred to Sellers through the account of Escrow Agent, such wire transfer to be in an amount equal to the Cash Component Balance of the Purchase Price required under Section 3.2.2 hereof, subject to prorations and adjustments as provided in Section 11 below.

          (2)  The Loan Assignment, Assumption and Consent and the Loan Documents, all in form and substance reasonably satisfactory to the Lender and Purchaser, and as Lender may reasonably request or require in connection with the granting of Lender Approval and the effectuation of the Loan Assumption.

          (3)  Three (3) Separate Assignments of Leases referenced in Section 10.2(4) above, duly executed and acknowledged by Purchaser, Purchaser's Greens I Entity or Purchaser's Designee.

          (4)  Three (3) separate Blanket Conveyances, Bills of Sale and Assignments referenced in Section 10.2(3) above, duly executed and acknowledged by Purchaser, Purchaser's Greens I Entity or Purchaser's Designee.

          (5)  A certificate regarding Purchaser's representations and warranties required by Section 7.1 above.

          (6)  Documentation, in form and substance reasonably satisfactory to Sellers, each Ground Lessor, Lender, and the Title Insurer, confirming and evidencing the following matters: that Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of Delaware, if applicable; that each of Purchaser's Designees and Purchaser's Greens I Entity is a limited liability company, duly formed, validly existing and in good standing under the laws of the

  Commonwealth of Virginia; that Purchaser has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by Purchaser hereunder have been duly authorized by all necessary action on the part of Purchaser; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of Purchaser have the legal power, right and authority to bind Purchaser under the terms and conditions stated herein.

          (7)  A Ground Lease Assignment for each of the Ground Leases duly executed and acknowledged by Purchaser's Designees and in proper form for recording.

          (8)  A Closing Statement(s), duly executed and acknowledged by Purchaser.

          (9)  The assignment and assumption agreements contemplated by Sections 11.11 and 11.12 hereof.

          (10) Such other items required of Purchaser as set forth elsewhere herein or as may be reasonably required by Sellers to consummate the transactions contemplated by this Agreement.

        10.4.    Liabilities; Assignment and Assumption of Certain Contract Obligations.

          10.4.1.    Purchaser's Indemnity.    Purchaser hereby agrees to indemnify Sellers against, and to hold Sellers harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Sellers in connection with or arising out of (i) the ownership, maintenance or operation of the Property and attributable to events occurring on or after the Closing Date, or (ii) a breach of any representation, warranty or covenant of Purchaser contained in this Agreement. Purchaser's obligations under this Section 10.4.1 shall survive Closing (however, the indemnity with respect to the matters addressed in clause (ii) above shall survive the Closing only for a period of six (6) months). Notwithstanding anything to the contrary contained herein, (i) Purchaser's indemnity obligations hereunder will not extend to claims arising out of the negligence or willful misconduct of any Seller, and (ii) in no event shall such indemnification cover any indirect or consequential damages of any Seller, including, without limitation, lost profits.

          10.4.2.    Sellers' Indemnity.    Sellers hereby agree to indemnify Purchaser, Purchaser's Greens I Entity and Purchaser's Designees, as each of their respective interests may appear, against, and to hold Purchaser, Purchaser's Greens I Entity and Purchaser's Designees harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Purchaser, Purchaser's Greens I Entity or Purchaser's Designees in connection with or arising out of (i) a breach of any representation, warranty or covenant of Sellers contained in this Agreement, or (ii) any Insured Claim or Landlord Claim. Sellers' obligations under this Section 10.4.2 shall survive Closing (however, the indemnity with respect to the matters addressed in clause (i) above shall survive the Closing only for a period of six (6) months). Notwithstanding anything to the contrary contained herein, (i) Sellers' indemnity obligations hereunder will not extend to claims arising out of the negligence or willful misconduct of Purchaser, Purchaser's Greens I Entity or Purchaser's Designees, and (ii) in no event shall such indemnification cover any indirect or consequential damages of Purchaser, Purchaser's Greens I Entity or Purchaser's Designees, including, without limitation, lost profits.

          10.4.3.    Assigned Contracts.    Subject to the terms and conditions of this Agreement, by written agreement (the "Blanket Conveyances, Bills of Sale and Assignments"), the respective Sellers shall assign to Purchaser's Greens I Entity or Purchaser's Designees, as applicable, at Closing all of their right, title and interest in and to the Contracts Purchaser elects to assume pursuant to Section 16.2 hereof (the "Assigned Contracts"), and Purchaser's Greens I Entity or

  Purchaser's Designees, as applicable, shall assume and agree to perform each respective Seller's duties and obligations under all such Assigned Contracts accruing on and after the Closing Date. If the Assigned Contracts do not permit assignment to Purchaser's Greens I Entity or Purchaser's Designees, as applicable, Sellers shall use commercially reasonable efforts to cause the parties to the Assigned Contracts to consent to such assignment to Purchaser's Greens I Entity or Purchaser's Designees, as applicable, at Closing, and failing such consent, those Assigned Contracts which are not assignable shall not be assigned to Purchaser and shall remain the responsibility of the respective Sellers.

        10.5.    Closing Statement.    At Closing, Sellers and Purchaser shall execute and deliver one or more closing statements prepared by the Title Insurer and reasonably satisfactory to Sellers and Purchaser (each a "Closing Statement"), which shall, among other items, set forth the Purchase Price, all credits against the Purchase Price, the amounts of all prorations and other adjustments to the Purchase Price and all disbursements made at Closing on behalf of Purchaser and Sellers.

        10.6.    Availability of Certain Materials After Closing.    Purchaser shall cause all of the materials described in Section 10.2.(8) above to be reasonably available to Sellers upon prior notice at Purchaser's office, during normal business hours on Business Days, for a period of three (3) years after Closing.

        11.    Apportionments; Expenses.

        11.1.    Apportionments Generally.    Except as otherwise specifically provided in this Agreement, all expenses, charges and other obligations relating to the operation of the Property (including, without limitation, real estate taxes and expenses, charges and other obligations under the Leases, the Assigned Contracts, and the Ground Leases, specifically excluding, however, the Mortgage Loan, the Debt Assumption Fee and the Ground Lease Charges) shall be pro rated between Purchaser and the Sellers on a per diem basis as of 11:59 P.M. on the Pro Ration Date. For purposes of the pro rations contained in this Section 11, Purchaser shall be deemed to be the owner of the Property for the entire Closing Date. Whether amounts are allocable for the above purposes for the period before or after Closing shall be determined in accordance with generally accepted accounting principles using the accrual method. In furtherance of the foregoing: (i) any bills, invoices or other payments that are apportionable hereunder and that are received by Sellers or Purchaser following Closing or otherwise become due following Closing, shall in the first instance be paid by Purchaser, and upon evidence of the payment thereof, the respective Seller shall promptly reimburse Purchaser its apportioned share thereof in accordance with the provisions of this Section 11, and (ii) any bills, invoices or other payments that relate to periods prior to Closing and are received by Sellers or Purchaser following Closing or otherwise become due following Closing, shall be sent to Sellers and shall be paid for promptly by the respective Seller when due.

        11.2.    Taxes.    All ad valorem real estate taxes, charges and assessments shall be prorated and apportioned between the respective Sellers and Purchaser at Closing on a per diem basis as of 11:59 P.M. on the Pro Ration Date, apportioned on the basis of the fiscal year of the authority or other person levying the same. If any of the same have not been finally assessed, as of the Closing Date, for the current fiscal year of the taxing authority or other person assessing or charging the same, then the same shall be adjusted appropriately at Closing based upon the most recently issued bills or assessments therefor, and shall be readjusted immediately when and if final bills are issued. To the extent there are any interest or penalties associated with the payment of any taxes, such interest and penalties shall be allocated to the party who is responsible for the payment of the tax generating such interest or penalty.

        11.3.    Utilities.    Charges for water, electricity, sewer rental, gas, telephone and all other utilities shall be pro rated on a per diem basis as of 11:59 P.M. on the Pro Ration Date, disregarding any discount or penalty and on the basis of the billing period of the authority, utility or other person levying or charging for the same. If the consumption of any of the foregoing is measured by meters, then if possible and as an attempt to effectively allocate and apportion charges for such service, the respective Sellers shall use commercially reasonable efforts to obtain a reading of each such meter on the Closing Date and determine the usage of such service as of 11:59 P.M. on the Pro Ration Date, and the respective Seller shall pay all charges thereunder through the date of the meter readings. If there is no such meter or if a reading is not taken as of the Pro Ration Date, or if the bills for any of the foregoing have not been issued prior to the date of the Closing, the charges therefor shall be adjusted at the Closing on the basis of charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. The respective Sellers and Purchaser shall cooperate to cause the transfer of the Property's utility accounts from each respective Seller to Purchaser, Purchaser's Greens I Entity or Purchaser's Designees, as applicable, including the return to the applicable Seller of any deposits to utility companies previously made by such Seller (all of which deposits shall remain the property of such applicable Seller).

        11.4.    Rents.    All base rent, additional rent and other sums actually paid under the Leases (including, without limitation, amounts owed by Tenants at the Property as periodic estimates of the costs of utilities, insurance, maintenance, repairs and other operating expenses), shall be prorated and apportioned between the respective Sellers and Purchaser at Closing on a per diem basis as of 11:59 P.M. on the Pro Ration Date, provided that delinquent amounts shall not be considered in such calculation. After the Closing Date, payments of monthly base rent and other amounts due under the Leases received by Purchaser shall be applied, first, to current amounts due and owing, second, to past-due amounts owing and starting with the most recent delinquency, and third (if and to the extend not paid as a result of the foregoing), to past-due amounts unpaid for the period prior to the Closing Date, which amounts shall be payable to Sellers after deducting therefrom any of Purchaser's reasonable, out of pocket costs of collection, including, without limitation, reasonable attorneys' fees (provided that Purchaser shall use reasonable efforts to collect such amounts using its in-house legal and other personnel). Purchaser will have no obligation to incur any cost or expense or institute any litigation to collect delinquent rents, percentage rents, or other costs or charges owed to Sellers, and Sellers will not exercise any right to collect such amounts unless Purchaser fails to use reasonable efforts to do so. If Purchaser fails to use reasonable efforts to collect such delinquent amounts, Sellers shall have the right to pursue all rights and remedies against the Tenants to recover any such delinquencies, except that Sellers shall not be entitled to threaten to dispossess such Tenants but may otherwise institute suit against any Tenant under the Leases. The provisions of this Section 11.4 shall survive Closing.

          (1)  Purchaser shall receive a credit at Closing for all rents and other charges actually collected prior to Closing to the extent relating to any period after Closing.

          (2)  [INTENTIONALLY DELETED.]

          (3)  With respect to rents and other charges uncollected at Closing and owed by non-occupants of the Improvements at Closing for any period before Closing, Sellers shall retain all rights relating thereto (including the right to collect all such rents and charges), and Sellers shall receive no proration credits from Purchaser. All amounts collected by any Seller relating thereto shall be retained by Sellers, and all such amounts received by Purchaser with respect thereto shall be forthwith paid over to Sellers.

        11.5.    Security Deposits.    Each respective Seller shall deliver to Purchaser, Purchaser's Greens I Entity or Purchaser's Designees, as applicable, at Closing, by adjustment entry on the Closing Statement delivered at Closing, the full amounts of all Security Deposits paid by the Tenants under the Leases and all advance rentals which may have been received from Tenants under the Leases, together with all accrued or required interest thereon which is or may become due to any Tenant under the provisions of any Lease or applicable law. In connection with the foregoing, each respective Seller shall provide Purchaser with a certified schedule of such Security Deposits and advance rentals, which schedule shall set forth the name of each Tenant and the amount of its respective Security Deposit and advance rentals, and any interest on any thereof. Notwithstanding the foregoing, any Security Deposit held in the form of a letter of credit shall be replaced and reissued to Purchaser, Purchaser's Greens I Entity or Purchaser's Designees, as applicable, and delivered at Closing (or as soon thereafter as is practicable) to Purchaser, Purchaser's Greens I Entity or Purchaser's Designees, as applicable, and there shall be no adjustment or credit on the Closing Statement in connection therewith.

        11.6.    Expenses.    Each party shall be responsible for and shall pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, (1) all costs and expenses stated herein to be borne or shared by such party and (2) all of such party's own accounting and legal fees. Each respective Seller, in addition to such Seller's other expenses, shall be responsible for and shall pay: (i) costs incurred to repay any Monetary Liens encumbering its component of the Property (except liens securing the Mortgage Loan and which are intended to be assumed by Purchaser as provided for elsewhere herein) and to cure all other Mandatory Cure Items affecting its component of the Property; (ii) one half of all State and local recordation, transfer taxes and any sales taxes or fees imposed upon or payable based on the purchase and sale of the Property, including, without limitation, any recording charges incident to the recording of the Special Warranty Deed and the Ground Lease Assignments (or a memoranda thereof); (iii) any and all charges associated with the Existing Loan Modification and Loan Assumption allocated to Sellers pursuant to Section 3.3; (iv) the Ground Lease Charges; and (v) the Debt Assumption Fee. Purchaser, in addition to Purchaser's other expenses, shall be responsible for and shall pay: (a) one half of all State and local recordation, transfer taxes and any sales taxes or fees imposed upon or payable based on the purchase and sale of the Property, including, without limitation, any recording charges incident to the recording of the Special Warranty Deed and the Ground Lease Assignments (or a memoranda thereof); (b) all title insurance premiums and costs for title searches, examinations, endorsements and services, including, without limitation, all survey costs and fees and all closing escrow fees of the Title Insurer; (c) all costs and expenses associated or connected with the conduct of Purchaser's Inspections, including engineering, environmental reports and lease and expense audits, and the like; and (d) the charges for which Purchaser is responsible pursuant to Section 3.3.

        11.7.    Leasing Costs.    At Closing, Purchaser shall receive a credit against the Purchase Price equal to all Tenant Inducement Costs and leasing commissions shown on the Updated Exhibits G and Schedule 5.19, and Purchaser shall be responsible to timely pay and perform all such Tenant Inducement Costs and to pay such leasing commissions (including those items noted on the Updated Exhibits G and Schedule 5.19 as Purchaser's obligations), and shall indemnify, defend and hold Sellers harmless for any failure of Purchaser to so pay and perform such Tenant Inducement Costs and to pay such leasing commissions. In addition, subject to the limitations and provisions of Section 16.5 below, Purchaser shall be responsible for, and, if applicable, shall reimburse Sellers for all Tenant Inducement Costs and leasing commissions not shown on Updated Exhibits G and Schedule 5.19 which become due and payable (whether before or after Closing) (a) as a result of any renewals or expansions of existing Leases approved by Purchaser in accordance with Section 16.5 hereof and entered into between the date hereof and the Closing Date, (b) under any new Leases approved by Purchaser in accordance with Section 16.5 hereof and entered into between the date hereof and the Closing Date, and (c) any and all renewals, extensions and/or expansions of any Leases after the Closing. The provisions of this Section 11.7 shall survive the Closing without expiration.

        11.8.    Mortgage Loan.    Interest, costs, expenses and credits on and related to the Mortgage Loan will be adjusted and apportioned between Sellers (on behalf of TRC I) and Purchaser in accordance with the following: (1) prepaid or accrued interest will be apportioned as of the Pro Ration Date; (2) Sellers will be credited with the amounts (including accrued interest) of any escrow and other sums on deposit with Lender; (3) as set forth with more particularity in the provisions of Sections 3.3 above,

Sellers and Purchaser shall be responsible for the costs and expenses allocated to them respectively in connection with the request for and granting of Lender Approval and Loan Assumption; and (4) Purchaser will bear the cost of its own production of information, review of documentation, counsel and other matters related to the Lender Approval and Loan Assumption.

        11.9.    Claims.    At Closing, the respective Sellers will retain the benefit of, and will bear any costs and liabilities associated with, the Insured Claims and the Landlord Claims. The respective Sellers shall remain liable (without any right to contribution or payment from Purchaser) for all Insured Claims and Landlord Claims after Closing. Notwithstanding anything to the contrary, Purchaser agrees to reasonably cooperate with Sellers and Sellers' insurer(s), from time to time following Closing, at no out of cost to Purchaser, with respect to the defense of such Claims by Sellers.

        11.10.    Survival; Reconciliation. The obligations under this Section 11 shall survive Closing. To the extent that errors are discovered in, or additional information becomes available with respect to, the prorations and allocations made at Closing, Sellers and Purchaser agree to make such post-Closing adjustments as may be necessary to correct any inaccuracy; however, all prorations shall be final no later than ninety (90) days after Closing (except for prorations and allocations of (i) ad valorem taxes, which shall be finalized within thirty (30) days after receipt of the tax bill for the tax year in which the Closing occurs, (ii) tenant reimbursables, which shall be finalized within ninety (90) days after the reconciliations for calendar year 2002 have been completed (as described below), and (iii) prorations or allocations that are then currently in dispute, which shall be finalized when any such dispute is resolved).

        11.11.    Bonds and Escrows. At Closing, Purchaser shall reimburse Sellers for each of the escrows and deposits, and shall assume all of the bond obligations of each Seller, all as set forth on Schedule 5.11 attached hereto (collectively, the "Bonds and Escrows"). At Closing, each Seller shall assign to Purchaser all of such Seller's respective right, title and interest in and to the Bonds and Escrows.

        11.12.    Brokerage Agreements.    Purchaser acknowledges that prior to the date of this Agreement, Sellers have delivered to Purchaser for its review a true and correct copy of each of the following documents: (i)(a) Property Leasing Agreement, dated as of October 16, 2000, by and among TRC II, TRC III and Jones Lang LaSalle Americas, Inc.; and (b) Property Leasing Agreement, dated as of October 25, 1999, by and among TRC II, TRC III and Cushman and Wakefield of Virginia, Inc. (together, the "TRC Leasing Agreements"); and (ii)(a) Brokerage and Commission Agreement, dated March 21, 2000, by and between TRC II and Grubb & Ellis of Metropolitan Washington, D.C. (with respect to The Boeing Corporation lease); (b) Brokerage and Commission Agreement, dated February 8, 2001, by and between TRC II and Grubb & Ellis of Metropolitan Washington, D.C. (with respect to The Boeing Service Company lease); (c) Brokerage and Commission Agreement, dated December 14, 2000, by and between TRC II and The Staubach Company-Northeast, Inc. (with respect to the Booz-Allen Hamilton, Inc. lease); (d) Brokerage and Commission Agreement, dated November 1, 2000, by and between TRC II and Millennium Realty Advisors, LLC (with respect to the Ball Aerospace Technologies Corporation lease); (e) Brokerage and Commission Agreement, dated November 1, 2000, by and between TRC II and Advantis GVA (with respect to the Tecolote Research, Inc. lease); and Brokerage and Commission Agreement, dated May 21, 2002, by and between TRC II and Insignia/ESG, Inc (with respect to the Titan Corporation lease)[collectively, the "Tenant Broker Leasing Agreements"). Sellers shall remain responsible for (and shall indemnify and hold Purchaser harmless against) any and all commissions due or to become due under either or both of the TRC Leasing Agreements. At the Closing, TRC II shall assign to Purchaser, and Purchaser shall assume (and shall indemnify and hold Sellers harmless against) any and all commissions to become due after the Closing under any of the Tenant Broker Leasing Agreements; provided, however, that (by virtue of the credit to be given to Purchaser pursuant to Section 11.7 of this Agreement) Sellers shall be responsible for the commission due to Insignia/ESG, Inc as a result of the initial term of the Titan Corporation lease.

        12.    Damage or Destruction; Condemnation.

        12.1.    Damage or Destruction.    If at any time prior to the Closing Date all or any material portion of the Property is destroyed or damaged as a result of fire or any other casualty and the cost of restoring such damage exceeds or is reasonably anticipated to exceed $2,000,000, or any Tenant under a Material Lease has the right to terminate its Lease as a result of such casualty and such Tenant has not waived such right in writing, or access to any Property is materially and adversely impaired, then, at the option of Purchaser, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except for any Surviving Obligations, and the Deposit shall be returned to Purchaser. Sellers shall give Purchaser prompt written notice of any casualty. The election to terminate provided for hereby must be exercised by Purchaser (or such right to terminate will be deemed to have been waived) by written notice to Sellers to that effect, which notice is received by Sellers on or before the seventh (7th) Business Day following Purchaser's receipt of written notice of a casualty permitting termination hereunder. If Purchaser elects not to terminate this Agreement or is deemed to have elected not to terminate this Agreement as provided above, this Agreement shall continue in full force and effect, provided the Closing occurs, Purchaser will be entitled to receive all insurance proceeds of any such casualty, and at Closing, the applicable Seller(s) will take all action necessary to assign its interest in any such proceeds to Purchaser, and the Purchase Price shall be reduced by the amount of any deductible under such policy of insurance.

        12.2.    Condemnation.    Any Material Taking of all or any part of the Property between the date of this Agreement and the Closing Date will, at the election of Purchaser, cause a termination of this Agreement. The election to terminate provided for hereby must be exercised by Purchaser (or such right to terminate will be deemed to have been waived) by written notice to Sellers to that effect, which notice is received by Sellers on or before the seventh (7th) Business Day following Purchaser's receipt of written notice of the Material Taking, and in the event of any such termination, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except for any Surviving Obligations, and the Deposit shall be returned to Purchaser. If Purchaser elects not to terminate this Agreement or is deemed to have waived its right to terminate this Agreement as provided above, this Agreement shall continue in full force and effect, each Seller will be relieved of its duty to convey title to the portion so taken or condemned, and, provided the Closing occurs, Purchaser will be entitled to receive all proceeds of any such taking or condemnation, and in that event, at Closing, the applicable Seller will take all action necessary to assign its interest in any such award to Purchaser. Each Seller shall give Purchaser prompt written notice of any taking that is threatened in writing.

        12.3.    No Termination.    If there is partial or total damage or destruction or condemnation or taking, as above set forth, and if Purchaser elects not to terminate (or if Purchaser is deemed to have elected not to terminate) this Agreement as therein provided, then (1) this Agreement shall continue in full force and effect in accordance with its terms and Closing hereunder shall take place in accordance with such terms and without abatement to or other adjustment of the Purchase Price payable hereunder (except that the Purchase Price shall be reduced by the amount of any deductible under any applicable policy of insurance); (2) all insurance and all condemnation proceeds paid or payable to the applicable Seller(s) shall be paid over and assigned to Purchaser at Closing, and the applicable Seller(s) shall further execute all assignments and any other documents or other instruments as Purchaser may reasonably request or as may be necessary to transfer all interest in all such proceeds to Purchaser or to whomever Purchaser shall direct; and (3) Purchaser shall take title to and possession of the Property at Closing in its condition at that time.

        13.    Title; Failure of Title; Examination of Title.

        13.1.    Title.    The Property will be conveyed free and clear of all Liens, tenancies, leases, restrictions, encumbrances, charges, security interests, covenants and easements of every kind, except only Permitted Exceptions. Except for Permitted Exceptions, title to the Property will be good and marketable and such as will be insured by Title Insurer at the regular rates.

        13.2.    [INTENTIONALLY DELETED.]

        13.3.    Examination of Title.    Purchaser shall obtain with respect to each Property a current commitment for title insurance (collectively, the "Commitment"), issued by the Title Insurer, agreeing to issue an ALTA-Form B (1992) owner's title insurance policy or equivalent form reasonably acceptable to Purchaser with respect to each Property, in the amount of the Purchase Price allocated to such Property, dated as of the Closing Date, indicating title to the Property is vested in Purchaser (or Purchaser's Greens I Entity or Purchaser's Designees, as applicable) subject only to Permitted Exceptions (collectively, the "Title Policy"). Purchaser shall also obtain, at its sole cost and expense, a new survey of each Property, or at Purchaser's election, Purchaser may obtain a recertification of the survey delivered to Purchaser by Sellers (in either case, collectively, the "Survey"). Purchaser will have until 5:00 P.M. (Eastern time) on the Termination Notice Date to examine title to the Property and notify Sellers in writing of any objections to title which may be revealed by Purchaser's examination, including any objections to any of the Permitted Exceptions listed on Exhibit E (called herein the "Notice of Title Objections"). Purchaser will deliver to Sellers, promptly after its receipt by Purchaser, a copy of the Commitment, together with copies of all title exceptions shown or disclosed thereon, and a copy of the Survey. The Notice of Title Objections, if and when delivered by Purchaser to Sellers, shall enumerate with specificity all title exceptions or objections which are unacceptable to Purchaser (and all such title exceptions and objections which are not so enumerated as unacceptable to Purchaser shall be deemed to be acceptable, shall supplement the items listed on Exhibit E, and shall become Permitted Exceptions for all purposes of this Agreement). In the event that Purchaser fails to give a Notice of Title Objections on or before the Termination Notice Date, then such failure to timely notify Sellers will constitute a waiver of such right to object to any title defects, and this Agreement will remain in full force and effect in accordance with its terms and the purchase and sale contemplated hereby will be closed as herein provided, with Exhibit E, as well as all exceptions shown on Purchaser's Commitment, being deemed acceptable to Purchaser.

        13.4.    Cure of Title Objections.    If Purchaser has timely given a Notice of Title Objections as set forth above, Sellers will have the right, but not the obligation (unless otherwise expressly set forth below in this subsection), until on or before ten (10) calendar days after the date on which Purchaser delivered its Notice of Title Objections (the "Title Objection Date"), within which to cure any such objections. Notwithstanding anything set forth in this Agreement to the contrary, whether or not Purchaser objects to the same, the applicable Seller shall have an obligation (i) to pay (at or prior to Closing) any amount due in order to satisfy or remove from record title by bonding off or otherwise any Monetary Lien(s) voluntarily placed upon the Property by a Seller, and Sellers hereby irrevocably authorize Escrow Agent to deduct from the Purchase Price at Closing the amount necessary to pay off or discharge all such Monetary Liens, and (ii) other than for Permitted Exceptions, to cure and remove from record title (at or prior to Closing) all Liens and other title exceptions voluntarily created or filed against the Property by a Seller after the date of this Agreement and not consented to in writing by Purchaser (collectively, the "Mandatory Cure Items").

        13.5.    Purchaser's Right To Terminate.    If any such objection to title of which Sellers have been so notified on a timely basis is not so cured within the ten-day period set forth in Section 13.4 above, then Purchaser may, by written notice to Sellers within five (5) days after the expiration of such ten-day period, terminate this Agreement, the Deposit shall be returned to Purchaser, and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder, except for any Surviving Obligations. With respect to Section 13.4 above and to the foregoing provisions of this Section 13.5, Sellers will be deemed to have cured a title defect within the ten-day Seller cure period as aforesaid if the applicable Seller shall have timely notified Purchaser in writing that the title objection of which it has notice will be cured at or prior to Closing (and the actual cure thereof will be a condition precedent to Purchaser's obligation to consummate Closing). Nothing set forth in this Section shall be deemed to limit Purchaser's remedies provided for in Section 19.1 for Sellers' breach of any of their obligations hereunder, including, without limitation, Sellers' obligation to cure all Mandatory Cure Items as provided in Section 13.4.

        14.    Notices.    All notices, demands, requests or other communications required or permitted to be given hereunder must be in writing (unless another method of communication is specifically authorized hereunder) and sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) Federal Express or a similar nationally recognized overnight courier service, or (iii) by facsimile with both telephonic confirmation and a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day. The addresses for proper notice under this Agreement are as follows:

14.1.	If to Sellers:

TRC Westfields I L.L.C.
TRC Westfields II L.L.C.
TRC Westfields III L.L.C.
c/o The Rubenstein Company, L.P.
4100 One Commerce Square
2005 Market Street
Philadelphia, Pennsylvania 19103-7041
 Facsimile: (215) 563-4110
Attention: John M. Adderly, Jr.
With a required copy to:
The Rubenstein Company, L.P. 4100 One Commerce Square 2005 Market Street Philadelphia, Pennsylvania 19103-7041 Facsimile: (215) 563-4110 Attention: R. Bruce Balderson, Jr.
14.2.	If to Purchaser:
COPT Acquisitions, Inc. C/o Corporate Office Properties Trust 8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045 Facsimile: (410) 740-1174 Attention: John Harris Gurley, Esq.
With a required copy to:
Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20036 Facsimile: (202) 663-8007 Attention: Wendelin A. White, Esq.
14.3.	If to Escrow Agent:
Anchor Title Insurance Company 10715 Charter Drive, Suite 100 Columbia, Maryland 21044 Facsimile: (410) 730-7642 Attention: Charlotte Powel

Either party may from time to time by written notice to the other party designate a different address for notices within the United States of America.

        15.    Condition of the Property; No Other Conditions.    Purchaser acknowledges the following: (1) that it has (or prior to the Termination Notice Date, will have) independently investigated, analyzed and appraised the value and profitability of the Property and Purchaser's intended acquisition thereof and has (or will have) satisfied itself with respect to such matters; (2) that it has (or prior to the Termination Notice Date, will have) inspected the Property and has (or will have) satisfied itself with respect to the physical condition of the Property (including the condition of the Land, all Improvements and all Personalty, and the respective components of each of the foregoing, and including the Property's environmental and subsurface conditions); (3) that it has (or prior to Closing, will have had the opportunity to have) reviewed all documents referred to or contemplated herein or in the Exhibits hereto; (4) that it is (or prior to Closing will have had the opportunity to become) thoroughly acquainted with all of the above; and (5) that it agrees to accept the Property (including the Land, all Improvements and all Personalty, and the respective components of each of the foregoing) "AS IS" and in its and their present condition, subject to reasonable use, wear and tear and natural deterioration between the date hereof and the Closing Date. Purchaser's obligations under this Agreement shall not be subject to any contingencies, diligence or conditions except as expressly set forth in this Agreement. Purchaser acknowledges and agrees that, except as expressly set forth herein, neither any respective Seller nor any agent or representative of any such Seller has made, and Sellers are not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information pertaining to the Property or to any document referred to herein or in any Exhibit attached hereto (including, without limitation, any information contained in the informational brochure, package and related materials about the Property), or to any other matter or thing with respect to any of the foregoing, whether express or implied, or arising by operation of law; nor, except as expressly set forth herein, shall any adverse change in the Condition of the Property before the Closing Date give rise to any obligation on the part of Sellers or remedy on the part of Purchaser. Purchaser agrees that the Property will be sold and conveyed to (and accepted by) Purchaser at the Closing in the then existing Condition of the Property, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than representations and warranties of Sellers expressly set forth in this Agreement. Without limiting the generality of the foregoing, except for the representations and warranties of Sellers contained in this Agreement, the transactions contemplated by this Agreement are without statutory, express or implied warranty, representation, agreement, statement or expression of opinion of or with respect to (A) the Condition of the Property or any aspect thereof, including, without limitation, any and all statutory, express or implied representations or warranties related to the suitability for habitation, merchantability, or fitness for a particular purpose, (B) the nature or quality of construction, structural design or engineering of the improvements included in the Property, (C) the quality of labor or materials included in the Improvements included in the Property, (D) the soil conditions, drainage, topographical features, flora, fauna, or other conditions of or which affect the Property, (E) any conditions at or which affect the Property with respect to a particular use, purpose, development, potential or otherwise, (F) areas, size, shape, configuration, location, access, capacity, quantity, quality, cash flow, expenses, value, condition, make, model, composition, accuracy, completeness, applicability, assignability, enforceability, exclusivity, usefulness, authenticity or amount, (G) any statutory, express or implied representations or warranties created by any affirmation of fact or promise, by any description of the Property or by operation of law, (H) any environmental, botanical, zoological, hydrological, geological, meteorological, structural, or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Property, and (I) all other statutory, express or implied representations or warranties by Sellers whatsoever. Purchaser acknowledges that Purchaser has knowledge and expertise in real estate, financial and business matters that enable Purchaser to evaluate the merits and risks of the transactions contemplated by this Agreement. Purchaser further agrees, as part of the consideration for the respective Sellers entering into this Agreement, that Purchaser will not, under any circumstances (other than a breach of any express representation or warranty of Sellers contained in this Agreement which survives the Closing), bring any claim, lawsuit or other proceeding against any Seller or any of any Seller's predecessors-in-title (or otherwise name any Seller or any of any Seller's predecessors-in-title in any claim, lawsuit or other proceeding) under or by virtue of any local, state or federal law, rule, ordinance, code or regulation relating to the condition of the Property (including environmental matters) or relating to the compliance of the Property under any such law, rule, ordinance, code or regulation, or under or by virtue of any common law right relating to any of the foregoing. For purposes of this Agreement, the term "Condition of the Property" means the following matters with respect to the Property:

          (A)  Physical Condition of the Property. The quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the Improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; the geology, flora, fauna, soils, subsurface conditions, ground water, landscaping, and irrigation of or with respect to the Property, the location of the Property in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, or other special area, the existence, location, or condition of ingress, egress, access, and parking; the condition of the personal property and any fixtures; and the presence of any asbestos or other hazardous materials, dangerous, or toxic substance, material or waste in, on, under or about the Property and the improvements located thereon.

          (B)  Adequacy of the Property. The economic feasibility, cash flow and expenses of the Property, and habitability, merchantability, fitness, suitability and adequacy of the Property for any particular use or purpose.

          (C)  Legal Compliance of the Property. The compliance or non-compliance of a Seller or the operation of the Property or any part thereof in accordance with, and the contents of, (i) all codes, laws, ordinances, regulations, agreements, licenses, permits, approvals and applications of or with any governmental authorities asserting jurisdiction over the Property, including, without limitation, those relating to zoning, building, public works, parking, fire and police access, handicap or landscape access, life safety, subdivision and subdivision sales, and hazardous materials, dangerous, and toxic substances, materials, conditions or waste, including, without limitation, the presence of hazardous materials in, on, under or about the Property that would cause state or federal agencies to order a clean up of the Property under any applicable legal requirements and (ii) all agreements, covenants, conditions, restrictions (public or private), condominium plans, development agreements, site plans, building permits, building rules, and other instruments and documents governing or affecting the use, management, and operation of the Property.

          (D)  Insurance. The availability, cost, terms and coverage of liability, hazard, comprehensive and any other insurance of or with respect to the Property.

          (E)  Condition of Title. The condition of title to the Property, including, without limitation, vesting, legal description, matters affecting title, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, and access; violations of restrictive covenants, zoning ordinances, setback lines, or development agreements; the availability, cost, and coverage of title insurances; leases, rental agreements, occupancy agreements, rights of parties in possession of, using, or occupying the Property; and standby fees, taxes, bonds and assessments.

The provisions of this Section 15 shall survive termination of this Agreement or a Closing hereunder.

        16.    Undertakings by Seller and Purchaser.

        16.1.    Property Management and Operations.    Subject to the provisions of Section 12 above, between the date of execution of this Agreement and the Closing Date, each respective Seller shall continue to operate and manage its component of the Property in a normal businesslike manner, consistent with prior practices, making all necessary and ordinary maintenance repairs resulting from the breakdown or improper functioning of a particular item or system which is required to keep the Property in substantially the same condition as of the date hereof, including ordering and maintaining on hand sufficient materials, supplies, fuel and other personal property necessary for the efficient operation and management of the Property through the Closing Date; provided that no Seller shall be obligated to perform any capital improvements. Each respective Seller shall maintain its existing hazard and liability insurance on the Property until the Closing Date. After the date hereof, no Seller shall extend, modify, renew, cancel, alter or otherwise enter into any Contracts affecting the Property which are not terminable upon thirty (30) days notice (or less) without Purchaser's prior written consent, which consent shall not be unreasonably withheld. In addition, between the date of execution of this Agreement and the Closing Date, Sellers shall not execute any other documents, agreements or instruments affecting title to the Property, or (to the extent within Sellers' control) otherwise allow or permit the imposition of any Liens or other encumbrances which affect title to the Property, without the prior written approval of Purchaser, which approval may be withheld in Purchaser's sole discretion (understanding that no response from Purchaser is a denial of its consent to such Lien or other encumbrance). Any request for Purchaser's consent pursuant to this Section 16.1 shall be in writing.

        16.2.    Contracts.    Before the expiration of the Termination Notice Date, Purchaser shall designate in writing to Sellers any Contracts Purchaser elects to assume. If no notice is sent, Purchaser shall be deemed to have elected to assume all of the Contracts. Prior to or at Closing, Sellers shall take such necessary steps to terminate such Contracts Purchaser does not elect to assume effective as of the Closing Date in accordance with their respective terms (with the understanding that to the extent that any such Contracts can not be terminated by Closing, Purchaser shall remain liable under such Contracts until the first date on which the termination may become effective). Sellers shall be responsible for, and shall pay as of Closing, any cancellation charges or fees for termination of Contracts which Purchaser does not elect to assume. Those Contracts which Purchaser elects to assume shall be assigned to Purchaser pursuant to the Blanket Conveyance, Bill of Sale and Assignment. Notwithstanding the foregoing, those Contracts which are not assignable shall not be assigned to Purchaser and shall remain the responsibility of the respective Sellers.

        16.3.    Estoppel Certificates.    Sellers shall request in writing and deliver to Purchaser not later than three (3) Business Days prior to Closing, (A) from each Tenant at the Property, a "Tenant Estoppel Certificate" (herein so called) addressed to Purchaser substantially in the form attached hereto as Exhibit Q or such other form that is reasonably acceptable to Purchaser, (B) from the Association, a certificate executed by the Association stating whether the assessments and charges against the Property required to be paid under the Declaration have been paid, an "Association Estoppel" (herein so called), substantially in the form attached hereto as Exhibit R or such other form that is reasonably acceptable to Purchaser and the Association, and (C) from each Ground Lessor, an "Ground Lessor Estoppel" (herein so called; collectively "Ground Lessor Estoppels") substantially in the form attached hereto as Exhibit S or such other form that is reasonably acceptable to Purchaser and each Ground Lessor. Prior to delivering the Tenant Estoppel Certificate to any Tenant, the Association Estoppel to the Association, or the Ground Lessor Estoppel to any Ground Lessor, Sellers shall provide Purchaser three (3) Business Days to review the content of such Tenant Estoppel Certificates, Association Estoppel and Ground Lessor Estoppels and to respond to Sellers with noted discrepancies between (i) the Current Rent Rolls attached hereto as Exhibits C-1, C-2 and C-3 and the documents provided to Purchaser as a part of the Seller Property Materials pursuant to Section 8.4.1 and (ii) the Tenant Estoppel Certificates, the Association Estoppel and Ground Lessor Estoppels. Any

comments Purchaser may have to any of the Tenant Estoppel Certificates, the Association Estoppel and/or Ground Lessor Estoppels shall be specific, shall be in writing and shall be delivered to Sellers (if at all) prior to the expiration of such three (3) Business Day period; any Tenant Estoppel Certificate, the Association Estoppel and/or any Ground Lessor Estoppel on which Purchaser shall fail to so deliver to Sellers written specific comments within such three (3) Business Day period shall be deemed to have been approved by Purchaser.

        16.4.    [INTENTIONALLY DELETED]

        16.5.    Leases.    Between the date of execution of this Agreement and the Closing Date,, Sellers shall not (and shall have no obligation to) enter into any new Leases, or extend or renew any existing Leases (other than pursuant to an option contained in a Lease that shall have been exercised by the Tenant), at the Property without the prior written consent of Purchaser (which shall not be unreasonably withheld). During the same period, Sellers (i) shall perform all obligations of landlord or lessor under the Leases, including any condition for a Tenant's or lessee's occupancy of the Property, and (ii) shall not (A) apply any Security Deposits to amounts due under the Leases (except as may be permitted by a Lease), (B) dispossess or threaten to dispossess any Tenant, or (C) institute suit against any Tenant. In addition, Sellers shall deliver to Purchaser copies of any notice of default delivered to or received from Tenants in connection with the Leases between the date of this Agreement and the Closing.

        16.6.    Access.    Each Seller shall permit Purchaser and Purchaser's agents and other representatives to enter upon its component of the Property from time to time, during normal business hours, after reasonable prior oral notice to Sellers (i.e., not less than twenty-four (24) hours) and at Purchaser's own risk and expense, for the purpose of making such examinations, tests and inspections as are necessary or desirable, including the Inspections. In no event shall any such access interfere with the occupancy or rights of any Tenant (with respect to which Purchaser acknowledges that there may exist certain Tenant "restricted areas" to which Purchaser will not be permitted access) or cause any damage to the Property or any portion thereof. Purchaser, at its own cost and expense (1) shall repair any damage caused thereby and restore the Property to its condition prior to such access, (2) shall provide Sellers with evidence of insurance, with limits of coverage and from an insurer reasonably satisfactory to Sellers, naming Sellers as additional insureds for any loss, damage, claims or liability suffered by any Seller or by or to any portion of the Property resulting from any of the activities permitted in this Section 16.6 (such evidence of insurance to be provided to Sellers prior to the commencement of any such activities and to be maintained by Purchaser until Closing hereunder or earlier termination of this Agreement), and (3) shall indemnify, defend and hold harmless each Seller and each Seller's respective officers, employees, agents, representatives and affiliates, from any and all damages, losses, liabilities, claims, costs and expenses suffered or incurred by such Seller by reason of any of the activities permitted under this Section 16.6, including, without limitation, damage to property or injury to Persons caused by Purchaser or Purchaser's agents in exercising its rights under this Section 16.6. For access to the Property permitted hereby, Purchaser shall be permitted to notify John M. Adderly, Jr. (by telephone at 215-563-3558) of its desire to enter the Property. Purchaser's right of access as aforesaid shall be further subject to the following: (i) each such access shall be subject to the prior approval of Sellers (which approval shall not be unreasonably withheld) and at Sellers' election, Purchaser and any of Purchaser's representatives shall be accompanied by a representative of Seller; and (ii) all exanimations, tests and inspections of the Property shall be conducted at such times and in such a manner as to minimize interference with, and to reasonably avoid disturbance to, the ongoing operation, management and leasing operations of the Property and the full use, benefit and enjoyment of the Property by any Tenant. The right of access granted in this Section 16.6 shall extend from the date hereof until Closing hereunder or earlier termination of this Agreement. Purchaser's restoration and indemnification obligations under this Section 16.6 shall survive any termination of this Agreement, and Purchaser's indemnification obligations under this Section 16.6 shall survive Closing and shall be considered "Surviving Obligations".

        16.7.    Further Assurances.    In addition to the obligations required to be performed hereunder by Purchaser and the respective Sellers at Closing, Purchaser and Sellers agree to perform such other acts, and execute, acknowledge and deliver such other instruments, documents and other materials as Purchaser or a Seller may reasonably request of each other and a shall be necessary in order to effect consummation of the transactions contemplated by this Agreement.

        16.8.    Good Faith Efforts.    Sellers and Purchaser shall use good faith efforts to consummate the Closing and fulfill each of the conditions thereto. Without limiting the generality of the foregoing and pursuant to the terms of this Agreement, Sellers and Purchaser shall each employ commercially reasonable efforts to cooperate with one another in order to secure (i) the Lender Approval; and (ii) the Ground Lessor Approvals.

        16.9.    Existing Loan.    Between the date of execution of this Agreement and the Closing Date, TRC I shall make all payments of principal and interest required by the Existing Loan to be made prior to Closing and perform all of the obligations, terms and provisions thereof on the part of the TRC I to be performed. Further, TRC I shall use commercially reasonable efforts to ensure that Pinnacle performs and does not default in its obligations under the Existing Loan Documents (including, without limitation, ensuring that Pinnacle makes all payments of principal and interest required by the Existing Loan to be made by Pinnacle prior to the Excising Loan Modification).

        16.10.    Ground Leases.    Between the date of execution of this Agreement and the Closing Date, TRC II and TRC III shall perform all of their respective obligations under the Ground Leases, including making any and all payments required thereunder.

        17.    Assignability.

        17.1.    Purchaser shall not assign or transfer any portion or all of its rights or obligations under this Agreement to any other individual, entity or other person without the express written consent thereto in writing by Sellers. Notwithstanding the foregoing, Purchaser shall have the right, without Sellers' prior written consent, to assign this Agreement or any of its rights hereunder to (i) COPT, (ii) COPLP or (iii) Affiliates of Purchaser, COPT or COPLP in which either COPT or COPLP shall have at least a ten percent (10%) equity ownership interest; provided in all cases that (a) Lender and each Ground Lessor approves such assignment, in writing, and (b) Sellers first receive written notice of the assignment(s) and that the assignee(s) thereunder have thereupon agreed to and assumed all of Purchaser's obligations under this Agreement.

        17.2.    Upon any assignment permitted as aforesaid or any other assignment expressly consented to in writing by Sellers, such assignees shall be deemed to be Purchaser hereunder with respect to the component of the Property to be acquired by each such assignee for all purposes hereof and shall have all the rights and obligations of Purchaser hereunder with respect to such component of the Property, provided that, and notwithstanding any such assignment, the presently identified and named Purchaser hereunder shall in any case remain fully and primarily responsible and obligated for all obligations, responsibilities and other undertakings of any such successor "Purchaser," under this Agreement.

        18.    Brokers.    The parties acknowledge that Purchaser has engaged CB Richard Ellis ("CB") to assist Purchaser in connection with a purchase of the Property. Pursuant to a separate written agreement with CB, Sellers agree to pay the commission due to CB as a result of a sale of the Property to Purchaser. Each party represents and warrants to the other that, other than with respect to CB, it has not made any agreement or taken any action which may cause any person to become entitled to a commission or other compensation as a result of the transactions contemplated by this Agreement. Sellers and Purchaser shall each indemnify and defend the other from any and all Claims, actual or threatened, for any such fee, commission or other compensation by any third person other than CB with whom such party has had dealings in connection with the transactions contemplated by this Agreement. The provisions of this Section 18 shall survive the Closing and any termination of this Agreement.

        19.    Defaults Prior to Closing.

        19.1.    Default by Seller.    Should Sellers violate or fail (in breach of its obligations hereunder) to fulfill or perform any of the terms, conditions or undertakings set forth in this Agreement applicable to them at or prior to Closing, then in such case Purchaser shall, as its sole remedy therefor, have the option of (1) specifically enforcing this Agreement, or (2) terminating this Agreement; and in the latter event, the Deposit shall be returned to Purchaser, Sellers shall reimburse Purchaser for Purchaser's documented, third-party, out of pocket due diligence expenses incurred in connection with the transactions contemplated by this Agreement (such expenses not to exceed $75,000), and this Agreement shall terminate, and no party shall have any further liability or obligation hereunder to any other, except for the Surviving Obligations. Purchaser further agrees, as part of the consideration for Sellers entering into this Agreement, that Purchaser will not, under any circumstances except Sellers' willful refusal to convey the Real Estate at Closing, place or attempt to place a lis pendens on the Real Estate or any part thereof; and any violation of this covenant by Purchaser shall constitute a default hereunder. The provisions of this Section 19.1 shall survive termination of this Agreement.

        19.2.    Default by Purchaser.    The parties agree that if Purchaser defaults in its obligation to purchase the Property, it would be extremely difficult to ascertain the extent of the actual damage to the Sellers resulting from such default. Thus the parties hereby agree that should Purchaser violate or fail (in breach of its obligations hereunder) to fulfill or perform any of the terms, conditions or undertakings set forth in this Agreement applicable to it at or prior to Closing, then in such case (1) Sellers shall, as their sole remedy therefor, be paid and delivered the Deposit as liquidated damages (and not as a penalty) for such breach as full, complete and final damages in respect thereof, (2) all Seller Property Materials, if any, delivered by any Seller to Purchaser shall be returned to Sellers, and all Purchaser Property Materials in which Purchaser has a right and which Purchaser can reasonably obtain from the preparer thereof shall be delivered to Sellers (at no out of pocket cost to Purchaser) without any representation or warranty from Purchaser; provided, however, that Purchaser shall have no rights or obligations to obtain any third party consent or approvals for Sellers to rely on such Purchaser Property Materials, and (3) upon satisfaction by Purchaser of the delivery requirements in clause 19.2.(2) above, this Agreement shall terminate, and no party shall have any further liability or obligation hereunder to any other, except for the Surviving Obligations. The provisions of this Section 19.2 shall survive termination of this Agreement.

        20.    Section 1031 Exchange of Property.    Purchaser acknowledges that one or more of the Sellers may enter into one or more separate exchange agreements with a qualified "Intermediary" in order to effect the transfer of its respective component of the Property and the acquisition by such Seller(s) of certain "Replacement Property" as a like-kind exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. In furtherance of the foregoing: (1) each Seller shall have the right to assign all of its right, title and interest in and to this Agreement to the selected Intermediary (but such Seller will remain obligated for all of its agreements and other undertakings hereunder), and (2) at the request of one or more Sellers from time to time, Purchaser will reasonably cooperate with such Seller(s) and with the selected Intermediary in order to effect the intended like-kind exchange contemplated by the foregoing; provided that: (a) in no event whatsoever shall Purchaser incur any additional out of pocket expense or liability as a result of such like-kind exchange (Sellers being in all events responsible for all additional out of pocket costs and expenses related to the like-kind exchange), and Sellers shall fully indemnify Purchaser for all costs and expenses incurred by Purchaser in connection with effectuating such like-kind exchange (the costs and expenses so to be indemnified are not intended to extend to Purchaser's "overhead" expenses or routine and customary costs and expenses incurred by Purchaser in cooperating with Sellers to effectuate the same, nor are they intended to extend to Purchaser's incidental counsel fees incurred in connection with such cooperation), (b) Purchaser shall not (i) be obligated to take title to any other property (including any so-called "Replacement Property"), or (ii) be required to execute any note or other instrument providing for personal or other liability, or to assume any indebtedness encumbering any real property, (c) in no event shall the foregoing affect in any manner any Seller's or Purchaser's obligations or Purchaser's rights and benefits under this Agreement, (d) it is expressly understood that the consummation by a Seller or ability by a Seller to consummate a like-kind exchange as aforesaid is not a condition precedent to any Seller's obligation to consummate Closing under this Agreement, and (e) in no event whatsoever shall the Closing be delayed because of any delay in the closing of the like-kind exchange.

        21.    Miscellaneous.

        21.1.    Computation of Time.    In computing any period of time pursuant to this Agreement, the date of the act, default or other event from which the designated period of time begins to run (for example, the "execution date of this Agreement") will not be included. The last day of the period so computed will be included unless it is not a Business Day, in which event the period runs until the end of the next following day which is a Business Day.

        21.2.    Time of the Essence.    All times, wherever specified herein, are of the essence of this Agreement.

        21.3.    Knowledge of the Sellers.    Whenever this Agreement refers to the "knowledge" or the "actual knowledge" of a Seller or Sellers, it shall mean and be limited to the actual knowledge, without the requirement of any inquiry or investigation, of David B. Rubenstein, John M. Adderly, Jr. and Marc Bing-Zaremba (the property manager for the Property).

        21.4.    Recording.    This Agreement shall not be recorded or filed in the real estate records of Fairfax County, Virginia or any other office or place of public record, except as may be necessary in connection with an action by a party to enforce its rights hereunder. If Purchaser shall record this Agreement or cause or permit the same to be recorded in violation of the foregoing restriction, Sellers, at Sellers' option, may declare Purchaser in default hereunder and in addition to Sellers' other rights and remedies, shall have the right forthwith to institute appropriate legal proceedings to have the same removed of record at Purchaser's expense.

        21.5.    Governing Laws; Parties at Interest.    This Agreement shall be governed by the laws of the Commonwealth of Virginia, and shall bind and inure to the benefit of the parties hereto and, subject to Section 17 hereof, their respective heirs, administrators, personal representatives, successors and assigns.

        21.6.    Headings.    The headings preceding the text of the Sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

        21.7.    Survival After Closing.    Only the provisions of Sections 5 (Representations and Warranties of Sellers), 6 (Representations and Warranties of Purchaser),10.4.1 (Purchaser's Indemnity), 10.4.2 (Seller's Indemnity), 10.6 (Availability of Certain Materials After Closing), 11 (Apportionments; Expenses), 15 (Condition of the Property; No Other Conditions), Purchaser's indemnification obligations under 16.6 (Access), 18 (Brokers), 21.3 (Knowledge of Sellers), 21.7 (Survival After Closing), 21.11 (Authorship), 21.12 (Dispute), 21.14 (No Personal Liability), and 21.15 (Joint and Several Liability) hereof shall survive Closing and such surviving Sections shall survive only for a period of six (6) months following Closing, unless a different time limitation is expressly set forth in such Section. Notwithstanding the foregoing, Purchaser's and Sellers' respective representations, indemnities, agreements and assumptions set forth in Sections 10.4.1 (except with respect to clause (ii) thereof), 10.4.2(except with respect to clause (i) thereof), 10.6, 15, Purchaser's indemnification obligations under

16.6, 18, 21.3, 21.7, 21.11, 21.12, 21.14 (No Personal Liability) and 21.15 (Joint and Several Liability) (together, the "Extended Survival Sections"), shall survive for the period of the applicable statute of limitations. If a party has not received written notice within such six-month period of a claim by the other party of breach or default under any of the aforementioned surviving Sections, specifying with particularity the nature and extent of the claimed breach, then all covenants, representations, agreements, conditions, obligations and undertakings contained in the surviving Sections, except as so specified and except as set forth in the Extended Survival Sections, shall be deemed to have been fully performed, waived or otherwise discharged. All of the other covenants, representations, agreements, conditions, obligations and undertakings hereunder shall not survive the Closing, but rather shall be deemed to have been fully performed, waived or otherwise discharged by the occurrence of Closing hereunder. In addition, Purchaser's restoration and indemnification obligations under 16.6, and the provisions of Sections 3.3.1, 4.2.2, 4.2.3, 4.2.4, 18, 19.1 (Default by Seller), 19.2 (Default by Purchaser), 21.11, 21.12, 21.14, 21.15 and 22 and the Surviving Obligations shall survive any termination or cancellation of this Agreement without the occurrence of a Closing.

        21.8.    Waiver.    Failure of either Purchaser or any Seller to exercise any right given hereunder, or to insist upon strict compliance with regard to any term, condition or covenant specified herein, shall not constitute a waiver of Purchaser's or any Seller's right to exercise such right or to demand strict compliance with any other term, condition or covenant under this Agreement.

        21.9.    Exhibits.    All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

        21.10.    Entire Agreement; Amendments.    This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein and except for that certain Confidentiality Letter Agreement (the "Confidentiality Agreement") between TRCLP and Corporate Office Properties, and except for that certain Indemnity Agreement, dated May 28, 2002, between Sellers and Purchaser. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

        21.11.    Authorship.    Each of the parties has actively participated in the negotiation and drafting of this Agreement and the Closing Documents and each has received independent legal advice from attorneys of its choice with respect to the advisability of making and executing this Agreement and the Closing Documents. In the event of any dispute or controversy regarding this Agreement or any of the Closing Documents, the parties will be conclusively deemed to be the joint authors of this Agreement and the Closing Documents and no provision of this Agreement or the Closing Documents will be interpreted against a party be reason of authorship. The provisions of this Section 21.11 shall survive the Closing and any termination of this Agreement.

        21.12.    Dispute.    In the event of any dispute between the parties hereto regarding any of the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable out-of-pocket costs and expenses incurred by the prevailing party in connection with such dispute, including, without limitation, attorneys' fees incurred in connection with such dispute.

        21.13.    Counterparts.    This Agreement may be signed in counterparts and shall be fully enforceable when signed in such manner. This Agreement may be signed by facsimile signatures, which shall have the force of originals.

        21.14.    No Personal Liability.    No employee, officer, director, trustee, partner or affiliate of Sellers or Purchaser, or any investment manager or other agent of Sellers or Purchaser, shall be personally liable or responsible for any duties, obligations or liabilities of Sellers or Purchaser hereunder or in any other connection with the Property or this transaction.

        21.15.    Joint and Several Liability.    Sellers shall be jointly and severally liable for the Sellers' obligations hereunder. Purchaser, Purchaser's Greens I Entity and Purchaser's Designees shall be jointly and severally liable for the Purchaser's obligations hereunder.

        21.16.    Severability.    No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

        22.    Confidentiality.    Purchaser and Sellers agree to hold all information (the "Confidential Information") related to this transaction in strict confidence, and will not disclose same to any person other than directors, officers, employees and agents of each, as well as to consultants, banks, accountants, attorneys, or other third parties working with Sellers or Purchaser in connection with the transaction who need to know such information for the purpose of consummating this transaction. This prohibition will not be applicable to disclosure of information required by applicable law, rule or regulation and disclosures required in connection with the transactions contemplated by this Agreement, and will not survive the Closing. The provisions in this Section 22 are supplemental to (and do not diminish or supersede) the provisions set forth in the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.

        23.    Press Releases.    Except as provided in this Section 23, prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Sellers and their respective counsel. Purchaser is affiliated with a publicly-held corporation, the securities of which are traded on a national securities exchange. Sellers acknowledge that Purchaser and that affiliate may be compelled by considerations of legal obligation, fiduciary and public responsibility, commercial pragmatism and established corporate policy, to issue a public press release announcing that it has entered into this Agreement and stating the materials terms hereof. Sellers consent to the dissemination of any such press release and to all such additional statements and disclosures Purchaser must reasonably make (on advice of counsel) in responding to inquiries arising as a result of any such press release.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement of Purchase and Sale on the date and year first above written.

SELLERS:
WITNESS:	TRC WESTFIELDS I L.L.C.
	By:	/s/ DAVID B. RUBENSTEIN David B. Rubenstein President
WITNESS:	TRC WESTFIELDS II L.L.C.
	By:	/s/ DAVID B. RUBENSTEIN David B. Rubenstein President
WITNESS:	TRC WESTFIELDS III L.L.C.
	By:	/s/ DAVID B. RUBENSTEIN David B. Rubenstein President
PURCHASER:
WITNESS:	COPT ACQUISITIONS, INC.
/s/ STEPHANIE L. SHACK	By:	/s/ RANDALL M. GRIFFIN Name: Randall M. Griffin Title: President & COO

JOINDER BY ESCROW AGENT

        ANCHOR TITLE INSURANCE COMPANY, the Escrow Agent named in the foregoing Agreement of Purchase and Sale, hereby joins in such Agreement (1) to confirm its receipt of the Initial Deposit, and (2) to evidence its agreement to hold the Deposit and all Deposit, and otherwise to perform its obligations as Escrow Agent, all as provided for in Section 4.

ANCHOR TITLE INSURANCE COMPANY
Dated: July 24, 2002	By:	/s/ M. CHARLOTTE POWELL Name: M. Charlotte Powell Title: President

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TABLE OF CONTENTS
LIST OF EXHIBITS AND SCHEDULES
AGREEMENT OF PURCHASE AND SALE
BACKGROUND
AGREEMENTS
JOINDER BY ESCROW AGENT